EXHIBIT 99.2









                      AGREEMENT AND PLAN OF REORGANIZATION
                                  BY AND AMONG
                               VIALOG CORPORATION
                           ABC ACQUISITION CORPORATION
                        A BUSINESS CONFERENCE CALL, INC.
                                       AND
                                DANIEL L. BARBER
                                       AND
                                 ROBERT M. KALLA
                            Dated as of May 23, 1998


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TABLE OF CONTENTS

ARTICLE 1 THE MERGER...........................................................2

         SECTION 1.1  The Merger...............................................2
         SECTION 1.2  Action by Stockholders...................................2
         SECTION 1.3  Closing..................................................2
         SECTION 1.4  Effective Time...........................................3
         SECTION 1.5  Effect of the Merger.....................................3
         SECTION 1.6  Certificate of Incorporation.............................3
         SECTION 1.7  Bylaws...................................................3
         SECTION 1.8  Directors and Officers...................................3

ARTICLE 2 CONVERSION OF SECURITIES AND EXCHANGE
          OF CERTIFICATES .....................................................4

         SECTION 2.1  Conversion of Securities.................................4
         SECTION 2.2  Exchange of Certificates and Exchange Procedures.........4
         SECTION 2.3  Stock Transfer Books.....................................5
         SECTION 2.4  Option Securities........................................5

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................5

         SECTION 3.1  Organization and Business; Power and Authority; Etc......6
         SECTION 3.2  Financial and Other Information..........................7
         SECTION 3.3  Changes in Condition.....................................8
         SECTION 3.4  Liabilities..............................................8
         SECTION 3.5  Title to Properties; Leases..............................8
         SECTION 3.6  Compliance with Private Authorizations...................9
         SECTION 3.7  Compliance with Governmental Authorizations and
                      Applicable Law..........................................10
         SECTION 3.8  Intangible Assets.......................................11
         SECTION 3.9  Related Transactions....................................11
         SECTION 3.10 Insurance...............................................12
         SECTION 3.11 Tax Matters.............................................12
         SECTION 3.12 Employee Retirement Income Security Act of 1974.........13
         SECTION 3.13 Absence of Sensitive Payments...........................16
         SECTION 3.14 Inapplicability of Specified Statutes...................16
         SECTION 3.15 Authorized and Outstanding Capital Stock................16
         SECTION 3.16 Employment Arrangements.................................17
         SECTION 3.17 Material Agreements.....................................18
         SECTION 3.18 Ordinary Course of Business.............................18
         SECTION 3.19 Bank Accounts; Etc......................................20
         SECTION 3.20 Adverse Restrictions....................................20
         SECTION 3.21 Broker or Finder........................................20

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        SECTION 3.22 Personal Injury or Property Damage;
                      Warranty Claims; Etc. ..................................20
         SECTION 3.23 Environmental Matters...................................20
         SECTION 3.24 This Section Intentionally Left Blank...................22
         SECTION 3.25 Solvency................................................22
         SECTION 3.26 Public Utilities Commission.............................22
         SECTION 3.27 Compliance with Regulations Relating to
                      Securities Credit ......................................23
         SECTION 3.28 This Section Intentionally Left Blank...................23
         SECTION 3.29 Continuing Representations and Warranties...............23
         SECTION 3.30 This Section Intentionally Left Blank...................23
         SECTION 3.31 Predecessor Status; Etc.................................23

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE
          PRINCIPAL STOCKHOLDER ..............................................23

         SECTION 4.1  Enforceability..........................................24
         SECTION 4.2  Title to Shares.........................................24
         SECTION 4.3  No Conflict; Required Filings and Consents..............24

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF VIALOG AND
          VIALOG MERGER SUBSIDIARY............................................25

         SECTION 5.1  Organization and Qualification..........................25
         SECTION 5.2  Power and Authority.....................................25
         SECTION 5.3  No Conflict; Required Filings and Consents..............25
         SECTION 5.4  Financing...............................................26
         SECTION 5.5  Brokers or Finder.......................................26
         SECTION 5.6  Continuing Representations and Warranties...............26
         SECTION 5.7  Capitalization and Fraudulent Conveyance................26
         SECTION 5.8  Prior Activities of VIALOG Merger Subsidiary............26
         SECTION 5.9  Registration Statement..................................27

ARTICLE 6 ADDITIONAL COVENANTS................................................27

         SECTION 6.1  Access to Information; Confidentiality..................27
         SECTION 6.2  Agreement to Cooperate..................................28
         SECTION 6.3  Assignment of Contracts and Rights......................29
         SECTION 6.4  Audited Financial Statements............................30
         SECTION 6.5  Conduct of Business.....................................30
         SECTION 6.6  No Solicitation.........................................31
         SECTION 6.7  Directors' and Officers' Indemnification
                      and Insurance ..........................................31
         SECTION 6.8  Notification of Certain Matters.........................32
         SECTION 6.9  Public Announcements....................................32
         SECTION 6.10 Conveyance Taxes........................................32
         SECTION 6.11 Obligations of VIALOG...................................33
         SECTION 6.12 Employee Benefits; Severance Policy.....................33

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         SECTION 6.13 Certain Actions Concerning Business Combinations........33
         SECTION 6.14 No Significant Changes..................................33
         SECTION 6.15 Tax Returns.............................................34
         SECTION 6.16 Employment and Noncompetition...........................34
         SECTION 6.17 Distributions; Liabilities; Etc.........................34
         SECTION 6.18 Release from Personal Guarantees........................34
         SECTION 6.19 Section 338(h)(10) Election.............................35
         SECTION 6.20 Registration Statement..................................36

ARTICLE 7 CLOSING CONDITIONS .................................................37

         SECTION 7.1  Conditions to Obligations of Each Party to
                      Effect the Merger ......................................37
         SECTION 7.2  Conditions to Obligations of VIALOG and VIALOG
                      Merger Subsidiary.......................................37
         SECTION 7.3  Conditions to Obligations of the Company................41

ARTICLE 8 TERMINATION, AMENDMENT AND WAIVER...................................42

         SECTION 8.1  Termination.............................................42
         SECTION 8.2  Effect of Termination...................................44
         SECTION 8.3  Amendment...............................................44
         SECTION 8.4  Waiver..................................................44
         SECTION 8.5  Fees, Expenses and Other Payments.......................45
         SECTION 8.6  Effect of Investigation.................................45

ARTICLE 9 THIS ARTICLE INTENTIONALLY LEFT BLANK...............................45

ARTICLE 10 INDEMNIFICATION ...................................................45

         SECTION 10.1 Indemnification.........................................45
         SECTION 10.2 Procedure Concerning Claims by Third Parties;
                      Payment of Damages; Etc.................................47
         SECTION 10.3 Access to Books and Records.............................48
         SECTION 10.4 Exclusivity.............................................49

ARTICLE 11 GENERAL PROVISIONS ................................................49

         SECTION 11.1  Effectiveness of Representations; Etc..................49
         SECTION 11.2  Notices................................................50
         SECTION 11.3  Headings...............................................51
         SECTION 11.4  Severability...........................................51
         SECTION 11.5  Entire Agreement.......................................51
         SECTION 11.6  Assignment.............................................51
         SECTION 11.7  Parties in Interest....................................51
         SECTION 11.8  Governing Law..........................................51

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         SECTION 11.9  Enforcement of the Agreement...........................51
         SECTION 11.10 Counterparts...........................................52
         SECTION 11.11 Disclosure Supplements.................................52

ARTICLE 12 DEFINITIONS .......................................................52










                                       iv
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                      AGREEMENT AND PLAN OF REORGANIZATION


         AGREEMENT AND PLAN OF REORGANIZATION dated as of May , 1998 among VIALOG CORPORATION, a Massachusetts corporation ("VIALOG"), ABC Acquisition
Corporation, a Delaware corporation and wholly owned subsidiary of VIALOG ("VIALOG Merger Subsidiary"), A Business Conference Call, Inc., a Minnesota corporation (the "Company"), and Daniel L. Barber and Robert M. Kalla (the "Stockholders").

                                    PREAMBLE


         1. The Company and VIALOG Merger Subsidiary have agreed to carry out a business combination transaction upon the terms and subject to the conditions of this Agreement and in accordance with the Minnesota Business Corporation Act (the "BCA") and the General Corporation Law of the State of Delaware (the "DBCL"), pursuant to which the VIALOG Merger Subsidiary will merge with and into the Company (the "Merger") and the Stockholders will convert their holdings into cash determined in accordance with Section 2.1(a).

         2. Pursuant to the Underwriting Agreement, VIALOG will issue and sell VIALOG Stock in a firm commitment public offering (the "Public Offering") registered on Form S-1 (the "Registration Statement") in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act").

         3. The Board of Directors of the Company has unanimously determined that the Merger is fair to, and in the best interests of, the Company and the Stockholders and has approved and adopted this Agreement and the Merger as a convenient means to accomplish a forward cash merger pursuant to the Internal Revenue Code of 1986, as amended (the "Code") and a convenient means to cause all of the Stockholders to transfer their capital stock of the Company to VIALOG, has approved this Agreement, the Merger and the Transactions and has recommended approval and adoption of this Agreement, the Merger and the Transactions by the Stockholders.

         4. The Board of Directors of VIALOG has approved and adopted this Agreement and has approved the Merger and the Transactions as the sole stockholder of VIALOG Merger Subsidiary and the Board of Directors of VIALOG Merger Subsidiary has approved and adopted this Agreement.

                                    AGREEMENT

         In consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

                                       1
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                                     ARTICLE
                                        1
                                   THE MERGER


1.1      The Merger.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the BCA and the DBCL at the Effective Time the VIALOG Merger Subsidiary will be merged with and into the Company. As a result of the Merger, the separate existence of the VIALOG Merger Subsidiary will cease and the Company will continue as the surviving corporation of the Merger (the "Surviving Corporation").

         (b) The Company represents its Board of Directors has unanimously (i) determined that this Agreement, the Merger and the Transactions are fair to and in the best interest of Stockholders, (ii) approved this Agreement, the Merger and the Transactions, which approval satisfies in full the requirements of the BCA and Minnesota law, and (iii) resolved to recommend approval and adoption by the Stockholders of this Agreement, the Merger and the Transactions to the extent required and in a manner permitted by Applicable Law.

1.2      Action by Stockholders.

         (a) The Company, acting through its Board of Directors, will, in accordance with Applicable Law and its Organizational Documents: (i) as soon as practicable, duly call, give notice of, convene and hold a special meeting of, or to the extent permitted by Applicable Law submit for approval and adoption by written consent by, the Stockholders for the purpose of adopting and approving this Agreement, the Merger and the Transactions (the "Special Meeting"); and
(ii) use its reasonable commercial efforts to obtain the necessary approval and adoption of this Agreement, the Merger and the Transactions by the Stockholders.

         (b) VIALOG Merger Subsidiary, as soon as practicable, will submit to VIALOG this Agreement, the Merger and the Transactions for approval and adoption by written consent as the sole stockholder of VIALOG Merger Subsidiary, and VIALOG will take all additional actions as such sole stockholder necessary to adopt and approve this Agreement, the Merger and the Transactions.

         (c) The approvals required by Sections 1.2(a) and (b) will occur prior to the initial filing of the Registration Statement, which is expected to occur on or about May 26, 1998 and in any event within 30 days of the date hereof.

         1.3 Closing.  Unless this  Agreement is terminated  pursuant to Section
8.1 and the Merger and the Transactions have been abandoned, and subject to the satisfaction or, if possible, waiver of conditions set forth in Article 7, the closing of the Merger (the "Merger Closing') will take place one day prior to the Effective Date at the location mutually agreed upon by VIALOG and the Company. Counsel for the parties to this Agreement will hold a pre-closing two days


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prior to the Effective  Date, at the location agreed upon by the parties for the purpose of finalizing all documents to be signed at the Merger Closing. All certificates and other instruments required to be delivered in order to satisfy the conditions to the obligations of the Parties to effect the Merger set forth in Article 7 below shall be delivered at the Merger Closing, and each such certificate or other instrument shall, except to the extent otherwise provided in Article 7, be dated as of the anticipated Effective Time, which is expected to occur three business days following the date of Merger Closing. All such certificates and other instruments shall be held in escrow by Mirick, O'Connell, DeMallie & Lougee, LLP between the Merger Closing and the Effective Time pursuant to the escrow letter in the form attached as Exhibit 1.3 and shall be released from escrow concurrently with the Effective Time. In the event that the Effective Time occurs on a date other than the third business day following the Merger Closing, all such certificates and instruments shall be re-dated as of the Effective Time. The Company, the Stockholders, VIALOG and VIALOG Merger Subsidiary shall use their reasonable commercial efforts to cause each of the conditions set forth in Article 7 reasonably capable of being satisfied prior to the Merger Closing.

         1.4 Effective Time. On the Public Offering Closing Date, the Parties will cause the Merger to be consummated by filing a certificate of merger with the Secretary of State of Delaware and articles of merger and a short form plan and agreement of merger with the State of Minnesota, and by making any related filings required under the BCA and the DBCL. The Merger will become effective at such time (but not prior to the Public Offering Closing Date) as such certificate and articles and plan, as the case may be, are duly filed with the Secretary of State of Delaware and the Secretary of State of Minnesota, respectively (the "Effective Time)".

         1.5 Effect of the Merger. From and after the Effective Time, the Surviving Corporation will possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and VIALOG Merger Subsidiary, and the Merger will otherwise have the effects, all as provided under the BCA and the DBCL.

         1.6 Articles of Incorporation. From and after the Effective Time, the Articles of Incorporation of the Surviving Corporation will be substantially in the form attached as Exhibit 1.6 until amended in accordance with Applicable Law, and the name of the Surviving Corporation will be the name of the Company or such other name as VIALOG may elect.

         1.7 Bylaws. From and after the Effective Time, the bylaws of the Surviving Corporation will be in the form attached as Exhibit 1.7, until amended in accordance with Applicable Law.

         1.8 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified (or their earlier resignation or removal) in accordance with Applicable Law the directors and officers of the VIALOG Merger Subsidiary at the Effective Time will be the directors and officers of the Surviving Corporation.

                                       3
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                                     ARTICLE
                                       2

              CONVERSION OF SECURITIES AND EXCHANGE OF CERTIFICATES


         2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of VIALOG Merger Subsidiary, the Company or the holders of any of the following securities:

         (a) Each  share of Common  Stock,  $.01 par value of the  Company  (the
"Company Stock") issued and outstanding will be converted into the right to receive cash (the "Aggregate Merger Consideration") pursuant to the following formula:

         Aggregate Merger Consideration     =     $14,000,000 cash

         Merger Consideration               =     Aggregate Merger Consideration
                                                  ------------------------------
                                                         Aggregate Equity

         At the Effective Time, all issued and outstanding shares of Company Stock (the "Shares") will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and certificates previously evidencing any such Shares (each a "Certificate") will thereafter represent the right to receive, upon the surrender of such Certificate in accordance with the provisions of Section 2.2, cash equal to the number of Shares represented by such Certificate multiplied by the Merger Consideration. A holder of more than one Certificate will have the right to receive cash equal to the Merger Consideration multiplied by the number of Shares represented by all such Certificates (the "Exchange Merger Consideration"). The holders of Certificates previously evidencing Shares outstanding immediately prior to the Effective Time will cease to have any rights with respect to such Shares except as otherwise provided in this Agreement or by Applicable Law.

         (b) Each share of common stock of VIALOG Merger Subsidiary outstanding immediately prior to the Effective Time will be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and will constitute the only outstanding shares of capital stock of the Surviving Corporation.

         2.2 Exchange of Certificates and Exchange Procedures.

         (a) On the Public Offering Closing Date, VIALOG will deliver to the holders of Shares for exchange in accordance with this Article, by wire transfer of immediately available funds to the bank accounts designated by the respective Stockholders, an amount equal to the Merger Consideration multiplied by the number of all Shares issued and outstanding immediately prior to the Effective Time.

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         (b) Upon surrender of a Certificate  for  cancellation  to VIALOG or to such other agent or agents as may be appointed by VIALOG together with such letter of transmittal, duly executed, and such other customary documents as may
be  reasonably  required  pursuant  to  such  instructions  (collectively,   the
"Transmittal Documents"), the holder of such Certificate will become entitled to receive in exchange therefor the Merger Consideration which such holder has the right to receive pursuant to Sections 2.1(a), and the Certificate so surrendered will be canceled. Until surrendered as contemplated by this Section, each Certificate will be deemed at any time after the Effective Time to evidence only the right to receive, upon such surrender, the Merger Consideration, without interest.

         (c) Each of VIALOG and the Surviving Corporation will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as VIALOG or the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by VIALOG or the Surviving Corporation, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by VIALOG, or the Surviving Corporation.

         2.3 Stock Transfer Books. At the Merger Closing Date, the stock transfer books of the Company will be closed, and there will be no further registration of transfers of Shares thereafter on the records of the Company other than to VIALOG. On or after the Effective Time any Certificate presented to VIALOG or the Surviving Corporation will be converted into the Merger Consideration.

         2.4 Option Securities. At the Effective Time, VIALOG will grant to the Stockholders incentive options, substantially in the form of Exhibit 2.4, for a total of 75,000 shares of VIALOG Stock exercisable at the fair market value on the date of grant. Daniel L. Barber and Robert M. Kalla shall each receive options for 37,500 shares which such options shall become exercisable for 3,125 shares on the date of grant and an additional 3,125 shares on each October 1, January 1, April 1 and July 1 thereafter until fully vested. Such options shall expire three (3) years from the date of grant. In the event of termination of the employment of Daniel L. Barber or Robert M. Kalla the option of such person shall become a non-qualified option if not exercised within 90 days of the termination of employment and be exercisable for another 275 days for the options vested as of the date of such termination.


                                     ARTICLE
                                       3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


         The Company represents, warrants and covenants to, and agrees with, VIALOG and VIALOG Merger Subsidiary as follows:

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         3.1 Organization and Business; Power and Authority; Etc.

         (a) The Company:

                  (i) is a corporation duly organized, validly existing and in good standing under the laws of Minnesota,

                  (ii) has all requisite power and authority (corporate and other) to own or hold under lease its properties and to conduct its business as now conducted and has in full force and effect all Governmental Authorizations and Private Authorizations and has made all Governmental Filings, to the extent required for such ownership and lease of its property and conduct of its business, and

                  (iii) has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction (a true and correct list of which is set forth in Section 3.1(a) of the Disclosure Schedule) in which the character of its property or the nature of its business or operations requires such qualification or authorization, except to the extent the failure so to qualify or to maintain such authorizations would not have an Adverse Effect.

         (b) Except as set forth in Section 3.1(b) of the Disclosure Schedule, the Company has all requisite power and authority (corporate and other) and has in full force and effect all Governmental Authorizations and Private Authorizations in order to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto and to consummate the Merger and the Transactions. The execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed pursuant hereto or thereto have been duly authorized by all requisite corporate or other action (other than that of the Stockholders). This Agreement has been duly executed and delivered by the Company and constitutes, and each Collateral Document executed or required to be executed pursuant hereto or thereto or to consummate the Merger and the Transactions, when executed and delivered by the Company will constitute, legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms (except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance and other similar laws relating to or affecting rights of creditors and except as the same may be subject to the effect of general principles of equity). The affirmative vote or action by written consent of 100 percent of the votes the holders of the outstanding shares of the Company are entitled to cast is the only vote of the holders of any class or series of the capital stock of the Company necessary to approve this Agreement, the Merger and the Transactions under Applicable Law and the Company's Organizational Documents.

         (c) Except as set forth in Section 3.1(c) of the Disclosure Schedule, neither the execution and delivery of this Agreement or any Collateral Document executed or required to be


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executed  pursuant hereto or thereto,  nor the consummation of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by the Company or any of the other parties hereto or thereto which is Affiliated with the Company:

                  (i) will conflict with, or result in a breach or violation of, or constitute a default under, the
                           Certificate of Incorporation, Bylaws or any Applicable Law on the part of the Company or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of the Company,

                  (ii) will result in or permit the creation or imposition of any Lien (except to the extent set forth in Section 3.1(c) of the Disclosure Schedule) upon any property now owned or leased by the Company or any such other party, or

                  (iii) will require any Governmental Authorization or Governmental Filing or Private Authorization, except for filing requirements under Applicable Law in connection with the Merger and the Transactions and as the Securities Act and applicable state securities laws may apply to compliance by the Company with the provisions of this Agreement relating to the Merger.

         (d) The Company does not have any Subsidiaries.

         3.2 Financial and Other Information.

         (a) The Company has furnished to VIALOG copies of the financial statements of the Company listed in Section 3.2(a) of the Disclosure Schedule (the "Financial Statements"). The Financial Statements, including in each case the notes thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein, are true, correct and complete, and fairly present the financial condition and results of operations of the Company, on the bases therein stated, as of the respective dates thereof, and for the respective periods covered thereby subject, in the case of unaudited financial statements to the absence of footnotes and normal nonmaterial audit adjustments and accruals.

         (b) Except as set forth in Section 3.2(b) of the Disclosure Schedule, the Company does not own any capital stock or equity or proprietary interest in any other Entity or enterprise, however organized and however such interest may be denominated or evidenced.

         3.3 Changes in Condition. Since the date of the most recent financial statements forming part of the Financial Statements, except to the extent specifically described in Section 3.3 of the Disclosure Schedule, there has been no Adverse Change in the Company. There is no Event to the knowledge of the Company which Adversely Affects, or in the future might (so far as the Company or the Stockholders can now reasonably foresee) Adversely Affect, the Company, or the ability of the Company to perform any of the obligations set forth in this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, except for changes in general economic or industry conditions (including the effect of competition) and to the extent set forth in
Section 3.3 of the Disclosure Schedule.

         3.4 Liabilities. At the date of the most recent balance sheet forming part of the Financial Statements, the Company had no obligations or liabilities, past, present or deferred, accrued or unaccrued, fixed, absolute, contingent or other, except as disclosed in such balance sheet, or the notes thereto, and since such date the Company has not incurred any such obligations or liabilities, other than obligations and liabilities incurred in the ordinary course of business consistent with past practice of the Company, which do not and, to the Company's knowledge, will not, in the aggregate, Adversely Affect the Company except to the extent set forth in Section 3.4 of the Disclosure Schedule.

         The Company has not Guaranteed and is not otherwise primarily or secondarily liable in respect of any obligation or liability of any other Person material to the Company, except for endorsements of negotiable instruments for deposit in the ordinary course of business or as disclosed in the most recent balance sheet, or the notes thereto, forming part of the Financial Statements or in Section 3.4 of the Disclosure Schedule.

         3.5 Title to Properties; Leases.

         (a) The Company has good indefeasible and merchantable title to all assets, tangible and intangible (excluding leased property), reflected on the most recent balance sheet forming part of the Financial Statements or held by the Company for use in its business if not so reflected, or purported to have been acquired by the Company since such date, except inventory sold or depleted, or property, plant and other equipment used up or retired, since such date, in each case in the ordinary course of business consistent with past practice of the Company, free and clear of all Liens, except such as are reflected in the most recent balance sheet, or the notes thereto, forming part of the Financial Statements or set forth in Section 3.5(a) of the Disclosure Schedule. Except for financing statements evidencing Liens referred to in the preceding sentence (a true, correct and complete list and description of which is set forth in Section 3.5(a) of the Disclosure Schedule), to the Company's knowledge, no financing statements under the Uniform Commercial Code and no other filing which names the Company as debtor or which covers or purports to cover any of the property of the Company is on file in any state or other jurisdiction, and the Company has not signed or agreed to sign any such financing statement or filing or any agreement authorizing any secured party thereunder to file any such financing statement or filing. Each Lease or other occupancy or other agreement under which the Company holds real or personal property has been duly authorized, executed and delivered by the Company, and, to the Company's knowledge without investigation by the Company, by each of the parties thereto.

Each such Lease is a legal, valid and binding obligation of the Company, and, to the Company's knowledge without investigation by the Company, of each other party thereto, enforceable in accordance with its terms. The Company has a valid leasehold interest in and enjoys peaceful and undisturbed possession under all Leases pursuant to which it holds any real property or tangible personal property, none of which contains any provision which would impair the Company's ability to use such property as it is currently used by the Company, except as described in Section 3.5(a) of the Disclosure Schedule. All of such Leases are valid and subsisting and in full force and effect. Neither the Company nor, to the Company's knowledge, any other party thereto, is in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any such Lease.

         (b) The Company owns no real estate. Section 3.5(b) of the Disclosure Schedule contains a true, correct and complete description of all real estate leased by the Company and all Leases and an identification of all material items of fixed assets and machinery and equipment. None of the fixed assets and machinery and equipment is subject to contracts of sale, and none is held by the Company as lessee or as conditional sales venue under any Lease or conditional sales contract and none is subject to any title retention agreement, except as set forth in Section 3.5(b) of the Disclosure Schedule. The real property (other than land), fixtures, fixed assets and machinery and equipment are in a state of good repair and maintenance and are in good operating condition, reasonable wear and tear excepted.

         (c) Except as set forth in Section 3.5(c) of the Disclosure Schedule:

                  (i) nothing has come to the attention of the Company which would lead the Company to believe that all real property leased by the Company does not conform to and comply with all applicable title covenants, conditions, restrictions and reservations and all
                           Environmental Laws and all applicable zoning, wetlands, land use and other Applicable Laws, and

                  (ii) neither the Company, nor, to the knowledge of the Company without investigation by the Company, any landlord, tenant or other occupant or user of any such real property, has used such real property for the storage or disposal of Hazardous Materials or engaged in the business of storing or disposing of Hazardous Materials, except for use in the ordinary course of business of the type conducted by the Company.

         3.6 Compliance with Private Authorizations. Section 3.6 of the Disclosure Schedule sets forth a true, correct and complete list and description of each Private Authorization which individually is material to the Company, all of which are in full force and effect. The Company has obtained all Private Authorizations which are necessary for the ownership by the Company of its properties and the conduct of its business as now conducted or which, if not obtained and maintained, could, singly or in the aggregate, Adversely Affect the Company. The Company is not in breach or violation of, or is in default in the performance, observance or fulfillment of, any Private Authorization, and no Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation default, under any Contractual Obligation or Private Authorization, except for such defaults, breaches or violations, as do not and, to the Company's knowledge, will not have in the aggregate any Adverse Effect on the Company or the ability of the Company to perform any of the obligations set forth in this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto or to consummate the Merger and the Transactions. No Private Authorization is the subject of any pending or, to the Company's knowledge, threatened attack, revocation or termination.

         3.7 Compliance with Governmental Authorizations and Applicable Law.

         (a) Section 3.7(a) of the Disclosure Schedule contains a description of:

                  (i) all Legal Actions which are pending or, other than those finally adjudicated or settled on or before December 31, 1997, in which the Company, or any of its officers or directors, is, or at any time during the last three calendar years ending on December 31, 1997 has been, engaged, or which involves, or at any time during such period involved, the business, operations or properties of the Company or, to the Company's knowledge, which is threatened or contemplated against, or in any other manner relating Adversely to, the Company or the business, operations or properties, or the officers or directors, or any of them in connection therewith; and

                  (ii) each Governmental Authorization to which the Company is subject and which relates to the business, operations, properties, condition (financial or other), or results of operations of the Company all of which are in full force and effect.


         (b) Except as otherwise specifically described in Section 3.7(b) of the Disclosure Schedule the Company has obtained all Governmental Authorizations which are necessary for the ownership or uses of its properties and the conduct of its business as now conducted by the Company or which, if not obtained and maintained, could singly or in the aggregate, have any Adverse Effect on the Company. No Governmental Authorization is the subject of any pending or, to the Company's knowledge, threatened attack, revocation or termination. Neither the Company nor any officer or director (in connection with the business, operations and properties of the Company) is or at any time since January 2, 1993 has been, or is or has during such time been charged with, or to the knowledge of the Company, is threatened or under investigation with respect to any material breach or violation of, or in default in the performance, observance or fulfillment of, any Governmental Authorization or any Applicable Law, and no Event exists or has occurred to the Company's knowledge, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under

                  (i) any Governmental Authorization or any Applicable Law, except for such breaches, violations or defaults as do not and, to the Company's knowledge without investigation by the Company, will not have in the aggregate any Adverse Effect on the Company or the ability of the Company to perform any of the obligations set forth in this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, or to consummate the Merger and the Transactions, or

                  (ii) any requirement of any insurance carrier, applicable to its business, operations or properties.

         (c) With respect to matters, if any, of a nature referred to in Sections 3.7(a) or 3.7(b) of the Disclosure Schedule, all such information and matters set forth in the Disclosure Schedule, individually and in the aggregate, if adversely determined against the Company, will not Adversely Affect the Company, or the ability of the Company to perform its obligations under this Agreement or any Collateral Documents or required to be executed pursuant hereto or thereto or to consummate the Merger and the Transactions.

         3.8 Intangible Assets.

         (a) The Company owns or possesses or otherwise has the right to use all Governmental Authorizations and other Intangible Assets necessary for the present and to the knowledge of the Company without investigation by the Company future conduct of its business without any known conflict with the rights of others. The conduct of the present business and to the Company's knowledge the continuation of the present business by the Company is not dependent upon any one or more, or all, of such Governmental Authorizations and other Intangible Assets or rights with respect to any of the foregoing, except as set forth in
Section 3.8(a) of the Disclosure Schedule.

         (b) Section 3.8(b) of the Disclosure Schedule sets forth a true, correct and complete description of all of such Governmental Authorizations and other Intangible Assets or rights with respect thereto, including without limitation the nature of the Company's interest in each and the extent to which the same have been duly registered in the offices as indicated therein.

         3.9 Related Transactions. Section 3.9 of the Disclosure Schedule sets forth a true, correct and complete description of any Contractual Obligation or transaction, not fully discharged or consummated, as the case may be, on or before the beginning of the Company's current fiscal year, between the Company and any of its officers, directors, employees, stockholders, or any Affiliate of any thereof (other than reasonable compensation for services as officers, directors and employees and reimbursement for out-of-pocket expenses reasonably incurred in support of the Company's business), now existing or which, at any time since January 1, 1997, existed or occurred, including without limitation any providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any officer, director, stockholder or employee, or any Affiliate of any thereof. All such Contractual Obligations and transactions were and are on terms and conditions no less favorable to the Company than would be customary for such between Persons who are not Affiliates or upon terms and conditions on which similar Contractual Obligations and transactions with Persons who are not Affiliates could fairly and reasonably be expected to be entered into, except as otherwise set forth in Section 3.9 of the Disclosure Schedule.

         3.10 Insurance.

         (a) Section 3.10(a) of the Disclosure Schedule lists all insurance policies maintained by the Company and includes insurers' names, policy numbers, expiration dates, risks insured against, amounts of coverage, the annual premiums, deductibles and self-insured retention.

         (b) The Company is not in breach or violation of or in default under any such policy, and all premiums due thereon have been paid, and each such policy or a comparable replacement policy will continue to be in force and effect up to and including the Effective Time. The insurance policies so listed and identified are of a nature and scope and in amounts sufficient to prevent the Company from being under insured and becoming a coinsurer within the terms of such policies. Except as set forth in Section 3.10(a) of the Disclosure Schedule, the Company has not, within the past five (5) years, been refused insurance by any insurance carrier to which it has applied for insurance.

         3.11 Tax Matters.

         (a) The Company has in accordance with all Applicable Laws filed all Tax Returns which are required to be filed, and has paid, or made adequate provision for the payment of, all Taxes which have or may become due and payable pursuant to said Returns and all other governmental charges and assessments received to date. The Tax Returns of the Company have been prepared in accordance with all Applicable Laws and generally accepted principles applicable to taxation consistently applied. All Taxes which the Company are required by law to withhold and collect have been duly withheld and collected and have been paid over, in a timely manner, to the proper Authorities to the extent due and payable. The Company has not executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax liabilities of the Company for the fiscal year prior to and including the most recent fiscal year. Adequate provision has been made on the most recent balance sheet forming part of the Financial Statements for all Taxes of any kind, including interest and penalties in respect thereof, whether disputed or not, and whether past, current or deferred, accrued or unaccrued, fixed, contingent, absolute or other, and to the knowledge of the Company there are no transactions or matters or any basis which might or could result in additional Taxes of any nature to the Company for which an adequate reserve has not been provided on such balance sheet. The Company has at all times been taxable as a Subchapter S corporation under the Code, except as otherwise set forth in Section 3.11(a) of the

Disclosure Schedule. The Company has not ever been a member of any consolidated group for Tax purposes, except as set forth in Section 3.11(a) of the Disclosure Schedule.

         (b) The Company has paid all Taxes which have become due pursuant to its Returns and has paid all installments (to the extent required to avoid material underpayment penalties) of estimated Taxes due and payable.

         (c) From the end of its most recent fiscal year to the date hereof the Company has not made any payment on account of any Taxes except regular payments required in the ordinary course of business with respect to current operations or property presently owned.

         (d) The information shown on the federal income Tax Returns of the Company (true, correct and complete copies of which have been furnished by the Company to VIALOG) is true, correct and complete and fairly and accurately reflects the information purported to be shown. Federal and state income Tax Returns of the Company have been audited by the IRS or applicable state Authority for the taxable periods set forth in Section 3.11(d) of the Disclosure Schedules, and the Company has not been notified regarding any pending audit, except as shown in Section 3.11(d) of the Disclosure Schedule.

         (e) The Company is not a party to any tax sharing agreement or arrangement, except as set forth in Section 3.11(e) of the Disclosure Schedule. The Company has never (i) filed a consent under Section 341(f) of the Code concerning collapsible corporations or (ii) undergone an "ownership change" within the meaning of Section 382(g) of the Code, except as set forth in Section
3.11 (e) of the Disclosure Schedule.

         3.12 Employee Retirement Income Security Act of 1974.

         (a) Section 3.12(a) of the Disclosure Schedule sets forth a list of all Plans and Benefit Arrangements maintained by the Company (which for purposes of this Section 3.12 will include any ERISA Affiliate with respect to any Plan subject to Title IV of ERISA). As to all such Plans and Benefit Arrangements, and except as disclosed in such Section 3.12(a) of the Disclosure Schedule:

                  (i) all Plans and Benefit Arrangements comply currently, and have complied in the past, in all material respects both as to form and operation, with their terms and with all Applicable Laws, and the Company has not received any outstanding notice from any Authority questioning or challenging such compliance,

                  (ii) all necessary governmental approvals for each Plan and Benefit Arrangement have been obtained; the Internal Revenue Service has issued a favorable determination as to the tax qualified status of each Plan intended to comply with section 401(a) of the Code and each amendment thereto, and a recognition of exemption from federal income taxation under Section 501(a) of the Code of each

                           Plan which constitutes a funded welfare plan as defined in Section 3(1) of ERISA; and nothing has occurred since the date of each such determination or recognition that would adversely affect such qualification.

                  (iii) no Plan which is subject to Part 3 of Subtitle B of Title 1 of ERISA or Section 412 of the Code had an accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recently completed fiscal year of such Plan,

                  (iv) there are no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan for which the Company has any liability, nor are any of the assets of any Plan invested in employer securities or employer real property,

                  (v) no Plan is subject to Title IV of ERISA, or if subject, there have been no "reportable events" (as described in Section 4043 of ERISA) as to which there is any material risk of termination of such Plan,

                  (vi) no material liability to the PBGC has been or is expected by the Company to be incurred by the Company with respect to any Plan, and there has been no event or condition which presents a material risk of termination of any Plan by the PBGC,

                  (vii) with respect to each Plan subject to Title IV of ERISA, the amount for which Company would be liable pursuant to the provisions of Sections 4062, 4063 or 4064 of ERISA would be zero if such Plans terminated on the date of this Agreement,

                  (viii) no notice of intent to terminate a Plan has been filed with, nor has any Plan been terminated pursuant to the provisions of Section 4041 of ERISA,

                  (ix) the PBGC has not instituted proceedings to terminate (or appointed a trustee to administer) a Plan and no event has occurred or condition exists which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any such Plan,

                  (x) no Plan or Benefit Arrangement covers any employee or former employee of the Company that could give rise to the payment of any amount that would not be deductible pursuant to the terms of section 280G of the Code,

                  (xi) there are no Claims (other than routine claims for benefits) pending or threatened involving any Plan or Benefit Arrangement or any of the assets thereof,

                  (xii) except as set forth in Section 3.12(a) of the Disclosure Schedule (which entry, if applicable, will indicate the present value of accumulated plan liabilities calculated in a manner consistent with FAS 106 and the actual annual expense for such benefits for each of the last two (2) years) and pursuant to the provisions of COBRA, the Company does not maintain any Plan that provides benefits described in Section 3(1) of ERISA to any former employees or retirees of the Company,

                  (xiii) all reports, returns and similar items required to be filed with any Authority or distributed to employees and/or Plan participants in connection with the maintenance or operation of any Plan or Benefit Arrangement have been duly and timely filed and distributed, and there have been no acts or omissions by the Company, which have given rise to or may reasonably be expected to give rise to fines, penalties, taxes or related charges under Sections 502(c), 502(i) or 4071 or ERISA or Chapter 43 or
                           Section 6039D of the Code for which the Company may be liable,

                  (xiv) neither the Company nor any of its respective directors, officers or employees has committed, nor to the best of the Company's knowledge has any other fiduciary committed, any breach of the fiduciary responsibility standards imposed by ERISA that would subject the Company or any of its respective directors, officers or employees to liability under ERISA,

                  (xv) to the extent that the most recent balance sheet forming part of the Financial Statements does not include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices for the Plan years which include the Merger Closing Date, such amounts are set forth in
                           Section 3.12(a) of the Disclosure Schedule,

                  (xvi) the Company has furnished to VIALOG a copy of the three most recently filed annual reports (IRS Form
                           5500) series and accountant's opinion, if applicable, for each Plan (and the three most recent actuarial valuation reports for each Plan, if any, that is subject to Title IV of ERISA), and all information provided by the Company to any actuary in connection with the preparation of any such actuarial valuation report was true, correct and complete in all material respects,

         (b) The Company is not and never has been a party to any Multiemployer Plan or made contributions to any such plan.

         (c) Section 3.12(c) of the Disclosure Schedule sets forth the basis of funding, and the current status of, any past service liability with respect to each Employment Arrangement to which the same is applicable.

         3.13 Absence of Sensitive Payments. The Company has not and to the Company's knowledge, none of its officers, directors, employees or Representatives have, on behalf of the Company, (a) made any contributions, payments or gifts to or for the private use of any governmental office, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made, (b) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, or (c) made any payments to any person with the intention or understanding that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment.

         3.14 Inapplicability of Specified Statutes. The Company is not a "holding company", or a "subsidiary company" or an "affiliate" or a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or an "investment company" or a company Controlled by or acting on behalf of an "investment company", as defined in the Investment Company Act of 1940, as amended.

         3.15 Authorized and Outstanding Capital Stock.

         (a) The authorized and outstanding capital stock of the Company is as set forth in Section 3.15(a) of the Disclosure Schedule. All of such outstanding capital stock has been duly authorized and validly issued, is fully paid and non-assessable and is not subject to any preemptive or similar rights. There is neither outstanding nor has the Company agreed to grant or issue any shares of its capital stock or any Option Security or Convertible Security, and the Company is not a party to or is bound by any agreement, put or commitment pursuant to which it is obligated to purchase, redeem or otherwise acquire any shares of capital stock or any Option Security or Convertible Security. Between the date of this Agreement and the Effective Time, the Company will not issue, sell or purchase or agree to issue, sell or purchase any capital stock or any Option Security or Convertible Security of the Company.

         (b) All of the outstanding capital stock of the Company is owned by the Stockholders as set forth in Section 3.15(b) of the Disclosure Schedule, and is, to the Company's knowledge, free and clear of all Liens, except as set forth in
Section 3.15(b) of the Disclosure Schedule.

         3.16 Employment Arrangements.

         (a) The Company has no obligation or liability, contingent or other, under any Employment Arrangement (whether or not listed in Section 3.12(a) of the Disclosure Schedule), other than those listed or described in Section 3.16(a) of the Disclosure Schedule. The Company is not now or during the past five (5) years has not been subject to or involved in or, to the Company's knowledge, threatened with any election for the certification of a bargaining representative for any employees, petitions therefor or other organizational activities, including but not limited to voluntary requests for recognition as a bargaining representative, or organizational campaigns of any nature, except as described in Section 3.16(a) of the Disclosure Schedule. None of the employees of the Company are now, or during the past five (5) years have been, represented by any labor union or other employee collective bargaining organization. The Company is not a party to any labor or other collective bargaining agreement, and there are no pending grievances, disputes or controversies with any union or any other employee collective bargaining organization of such employees, or, to the Company's knowledge, threats of strikes, work stoppages or slowdowns or any pending demands for collective bargaining by any union or other such organization. The Company has performed all obligations required to be performed under all Employment Arrangements and is not in breach or violation of or in default or arrears under any of the terms, provisions or conditions thereof.

         (b) Except as set forth in Section 3.16(b) of the Disclosure Schedule, no employee will accrue or receive additional benefits, service or accelerated rights to payments of benefits under any Employment Arrangement, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a direct result of the transactions contemplated by this Agreement.

         (c) The Company considers its relationships with employees to be good, and except as set forth in Section 3.16(c) of the Disclosure Schedule, the Company has not experienced a work slowdown or stoppage due to labor problems. The Company has not received notice of any claim that it has failed to comply with any federal or state law, or to the Company's knowledge is it the subject of any investigation by any federal or state agency to determine compliance with any federal or state law, relating to the employment of labor, including any provisions relating to wages, hours, collective bargaining, the payment of taxes, discrimination, equal employment opportunity, employment discrimination, worker injury and/or occupational safety, nor to the knowledge of the Company is there any basis for such a claim.

         (d) The Company has not conducted, and on or prior to the Effective Time will not conduct, a "plant closing" or "mass layoff" of employees of the Company as defined by the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act"), 29 U.S.C. 2101-2109 as amended, or discharge, layoff, or reduce the hours of work, of employees in a sufficient number or manner to trigger any state or local law or regulation conditioning or regulating in any manner the discharge, layoff, or reduction in hours of employees or the closing of a facility, plant, workplace, division or department, from the date hereof or through the Effective Time or during the twelve-month period immediately prior thereto.

         3.17 Material Agreements.

         (a) Listed on Section 3.17(a) of the Disclosure Schedule are all Material Agreements relating to the ownership or operation of the business and property of the Company presently held or used by the Company or to which the Company is a party or to which it or any or its property is subject or bound. True, complete and correct copies of each of the Material Agreements have been furnished by the Company to VIALOG (or true, complete and correct descriptions thereof have been set forth in Section 3.17(a) of the Disclosure Schedule, if any such Material Agreements are oral). All of the Material Agreements are valid, binding and legally enforceable obligations of the Company (except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors and except as the same may be subject to the effect of the general principles of equity), and the Company is validly and lawfully operating its business and owning its property under each of the Material Agreements. The Company has duly complied with all of the terms and conditions of each Material Agreement and has not done or performed, or failed to do or perform (and there is no pending or, to the knowledge of the Company, threatened Claim that the Company has not complied, done and performed or failed to do and perform) any act the effect of which would be to invalidate or provide grounds for the other party thereto to terminate (with or without notice, passage of time or both) such Material
Agreement or impair the rights or benefits, or increase the costs, of the Company, under any of the Material Agreements.

         (b) Each Material Agreement, if any, set forth in Section 3.17(a) of the Disclosure Schedule calling for the delivery of goods or merchandise or the performance of services can be satisfied or performed by the Company at margins providing an operating profit, except as set forth in Section 3.17(b) of the Disclosure Schedule.

         3.18 Ordinary Course of Business. The Company, from the earlier of the date of the most recent balance sheet forming part of the Financial Statements or December 31, 1997 to the date of this Agreement, and until the Effective Time, except as may be described in Section 3.18 of the Disclosure Schedule or as may be required or permitted expressly by the terms of this Agreement or as may be approved in writing by VIALOG:

         (a) has operated, and will continue to operate, its business in the normal, usual and customary manner in the ordinary and regular course of business, consistent with prior practice,

         (b) has not sold or otherwise disposed of, or contracted to sell or otherwise dispose of, and will not sell or otherwise dispose of or contract to sell or otherwise dispose of, any of its properties or assets, other than in the ordinary course of business,

         (c) except in each case in the ordinary course of business or as detailed as transactions not in the ordinary course in the Company's business plan set forth as Section 3.18 of the Disclosure Schedule, and except as expressly otherwise contemplated hereby,

                  (i) has not incurred and will not incur any obligations or liabilities (fixed, contingent or other),

                  (ii)     has  not   entered   and  will  not  enter  into  any
                           commitments, and

                  (iii) has not canceled and will not cancel any debts or claims,

         (d) has not made or committed to make, and will not make or commit to make, any additions to its property or any purchases of machinery or equipment, except for normal maintenance and replacements,

         (e) has not discharged or satisfied, and will not discharge or satisfy, any Lien and has not paid and will not pay any obligation or liability (absolute or contingent) other than current liabilities or obligations under contracts then existing or thereafter entered into in the ordinary course of business, and commitments under Leases existing on that date or incurred since that date in the ordinary course of business,

         (f) except in the ordinary course, has not increased and will not increase the compensation payable or to become payable to any of its directors, officers, employees, advisers, consultants, salesmen or agents or otherwise alter, modify or change the terms of their employment or engagement,

         (g) has not suffered any material damage, destruction or loss (whether or not covered by insurance) or any acquisition or taking of property by any Authority,

         (h) has not waived, and will not waive, any rights of material value without fair and adequate consideration,

         (i) has not experienced any work stoppage,

         (j) has not entered into, amended or terminated and will not enter into, amend or terminate any Lease, Governmental Authorization, Private Authorization, Material Agreement, Employment Arrangement, Contractual Obligation or transaction with any Affiliate, except for terminations in the ordinary course of business in accordance with the terms thereof,

         (k) has not amended or terminated and will not amend or terminate, and has kept and will keep in full force and effect including without limitation renewing to the extent the same would otherwise expire or terminate, all insurance policies and coverage,

         (l) has not entered into, and will not enter into, any other transaction or series or related transactions which individually or in the aggregate is material to the Company, except in the ordinary course of business, and

         (m) has not, nor has any affiliate (as defined in Section 517.021(1) of the Florida Statutes), transacted business with the government of Cuba or with any person or affiliate located in Cuba.

         3.19 Bank Accounts; Etc. A true and correct and complete list as of the date of this Agreement of all banks, trust companies, savings and loan associations and brokerage firms in which the Company has an account or a safe deposit box and the names of all Persons authorized to draw thereon, to have access thereto, or to authorize transactions therein, the names of all Persons, if any, holding powers of attorney from the Company and a summary statement as to the terms thereof has been previously delivered to VIALOG.

         3.20 Adverse Restrictions. The Company is not a party to or subject to, and its property is not subject to, any current Applicable Law, Governmental Authorization, Contractual Obligation, Employment Arrangement, Material Agreement or Private Authorization, or any other obligation or restriction of any kind or character, or any aggregation thereof, which impairs the Company's ability to conduct its business as it is currently being conducted or which could, with reasonable foreseeability, have any Adverse Effect on the Company's business as currently conducted, except as set forth in Section 3.20 of the Disclosure Schedule.

         3.21 Broker or Finder. No Person assisted in or brought about the negotiation of this Agreement, the Merger or the subject matter of the Transactions in the capacity of broker, agent or finder or in any similar capacity on behalf of the Company or any Stockholder.

         3.22 Personal Injury or Property Damage; Warranty Claims; Etc. Except as set forth in Section 3.22 of the Disclosure Schedule, neither the Company or any Person acting for or on its behalf including without limitation any insurance carrier, has at any time since December 31, 1997, paid, and there is not now pending or, to the knowledge of the Company, threatened any Claim (or any basis for any such Claim) relating to, any damages to any third party for injuries to Persons or damage to property, or for breach of warranty, which, in the case of pending or threatened Claims, if determined Adversely to the Company, individually or in the aggregate (taking into account unasserted Claims of similar nature), could have any Adverse Effect on the Company.

         3.23 Environmental Matters.

         (a) Except as set forth in Section 3.23(a) of the Disclosure Schedule, the Company:

                  (i) is in compliance in all material respects with all Environmental Laws and has not been notified that it is liable or potentially liable, has not received any request for information or other correspondence concerning any site or facility, and is not a
                           "responsible party" or "potentially responsible party" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation Recovery Act of 1976, as amended, or any similar state law,

                  (ii) has not entered into or received any consent decree, compliance order, administrative order or notice of Lien relating to Environmental Requirements,

                  (iii) is not a party in interest or in default under any judgment, order, writ, injunction or decree or any final order relating to Environmental Requirements, and

                  (iv) has obtained all material Governmental Authorizations and Private Authorizations (including without limitation all Environmental Permits) and made all Governmental Filings which are required to be filed by the Company for the ownership of its property, facilities and assets and the operation of its businesses under all Environmental Laws, is and at all times since its organization has been in material compliance with the terms and conditions of all such required Governmental and Private Authorizations and all Environmental Requirements, and is not the subject of or, to the Company's knowledge, threatened with any Legal Action involving a demand for damages or any other potential liability with respect to violations or breaches of any Environmental Requirement.

         (b) Except as set forth in Section 3.23(b) of the Disclosure Schedule:

                  (i) no spill, disposal, release, burial or placement of Hazardous Materials in the soil, air or water has occurred on any premises leased, operated or occupied by the Company during the period that such premises were leased, operated or occupied by it or, to the knowledge of the Company without investigation by the Company, at any other time or at any other facility or site to which Hazardous Materials from or generated by the Company may have been taken at any time in the past, and

                  (ii) there has been no spill, disposal, release, burial or placement of Hazardous Materials, in the soil, air or water on any property, to the knowledge of the Company without investigation, which could reasonably be expected to result or has resulted in contamination of or beneath any properties or facilities owned, leased, operated or occupied by the Company during the period that such facilities and properties were owned, leased, operated or occupied by it or, at any other time.

         (c) Except as set forth in Section 3.23(c) of the Disclosure Schedule, the Company has no above-ground or underground tanks on property owned, leased, operated or occupied by it for the storage of Hazardous Materials.

         (d) There has not been, and at or prior to the Effective Time, there will not be, any past or present Events or plans of the Company or any of its predecessors, which, individually or in the aggregate, constitute a breach of any Environmental Requirements or which, individually or in the aggregate, may interfere with or prevent continued compliance with all Environmental Requirements, or which, individually or in the aggregate, may give rise to any common law, statutory or other legal liability, or otherwise form the basis of any Claim, assessment or remediation cost, fine, penalty or assessment based on or related to the transportation, transmission, gathering, processing, distribution, use, treatment, storage, disposal or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Material with respect to the Company or any of its predecessors or its business, operations or property which could have any Adverse Effect on the Company.

         (e) Except as set forth in Section 3.23(e) of the Disclosure Schedule, the Company has not used any Hazardous Materials in the conduct of its business. To the extent that any Hazardous Materials are so set forth, Section 3.23(e) of the Disclosure Schedule also sets forth (i) a description of Hazardous Materials used, (ii) the annual volume of each of the Hazardous Materials used, (iii) the years during which each of the Hazardous Materials used occurred, and (iv) the Persons to whom such Hazardous Materials were transferred and/or transported after such use.

         (f) Section 3.23(f) of the Disclosure Schedule contains a complete and correct description of all Hazardous Materials generated by the Company which are not set forth in Section 3.23(e), the approximate annual volumes of each of the Hazardous Materials, and all Persons to whom such Hazardous Materials have been transferred and/or transported.

         (g) No site assessment, audit, study, test or other investigation has been conducted by or on behalf of the Company, nor has the Company received any notice from any governmental agency, or financial institution as to environmental matters at any property owned, leased, operated or occupied by the Company, except as set forth in Section 3.23(g) of the Disclosure Schedule.

         3.24 This Section Intentionally Left Blank.

         3.25 Solvency. As of the execution and delivery of this Agreement, the Company is and, as of the Effective Time, will be solvent.

         3.26  Public  Utilities  Commission.  The  Minnesota  Public  Utilities
Commission has issued an order finding that the Company is not a telephone company pursuant to Chapter 237 of the Minnesota Statutes (the "Minnesota Telephone Act") and is not subject to the Minnesota Telephone Act.

         3.27 Compliance with Regulations Relating to Securities Credit. None of the borrowings, if any, of the Company were incurred or used for the purpose of purchasing or carrying any security which at the date of its acquisitions was, or any security which now is, margin stock or other margin security within the meaning of Regulations T of the Margin Rules or a "security that is publicly held," within the meaning of the Margin Rules, and the cash portion of the proceeds from the consummation of the Transactions will not be used for the purpose of purchasing or carrying any margin stock or other margin security, or a "security that is publicly held", or any security issued by VIALOG, or in any way which would involve the Company in any violation of the Margin Rules, and the Company owns no margin stock or other margin security, or a "security that is publicly held", and the Company has no present intention of acquiring any margin stock or other margin security, or any "security that is publicly held".

         3.28 This Section Intentionally Left Blank.

         3.29 Continuing Representations and Warranties. Except for those representations and warranties which speak as of a specific date, all of the representations and warranties of the Company set forth in this Article will be true and correct in all material respects at the Effective Time with the same force and effect as though made on and as of that date and those, if any, which speak as a specific date will be true and correct in all material respects as of such date.

         3.30 This Section Intentionally Left Blank.

         3.31  Predecessor  Status;  Etc.  Set  forth  in  Section  3.31  of the
Disclosure Schedule is a listing of all names of all predecessor companies of the Company and the names of any Entities from which, since December 31, 1992, the Company previously acquired material properties or assets. Except as disclosed in Section 3.31 of the Disclosure Schedule, the Company has never been a Subsidiary or division or another Entity, nor a part of an acquisition which was later rescinded. None of the Company or the Stockholders has ever owned any securities of VIALOG nor, except as set forth in Section 3.31 of the Disclosure Schedule, has there been, since December 31, 1992, any sale or spin-off of material assets by the Company other than in the ordinary course of business.


                                     ARTICLE
                                        4
                        REPRESENTATIONS AND WARRANTIES OF
                                THE STOCKHOLDERS


         The Stockholders represent, warrant and covenant to, and agree with, VIALOG and VIALOG Merger Subsidiary as follows:

         4.1 Enforceability. This Agreement has been duly executed and delivered by the Stockholders and constitutes, and each Collateral Document executed or required to be executed by the Stockholders pursuant hereto or thereto when executed and delivered by the Stockholders will constitute legal, valid and binding obligations of the Stockholders, enforceable in accordance with their respective terms (except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors and except as the same may be subject to the effect of the general principles of equity).

         4.2 Title to Shares. Except as set forth in Section 4.2 of the Disclosure Schedule (all of which exceptions will be removed, satisfied or discharged no later than the Merger Closing), the Stockholders own and have good and merchantable title to those Shares owned by the Stockholders and to be exchanged pursuant to this Agreement, free and clear or all Liens.

         4.3 No Conflict;  Required Filings and Consents. Except as set forth in
Section 4.3 of the Disclosure Schedule neither the execution and delivery of this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, nor the consummation of the Merger and the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by the Stockholders:

         (a) will materially conflict with, or result in a breach or violation of, or constitute a default under, any Applicable Law on the part of the Stockholders or will conflict with, or result in a material breach or violation of, or constitute a material default in the performance, observance or fulfillment of, or a material default under, or permit the acceleration of any obligation or liability in, or, but for any requirements of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of the Stockholders,

         (b) will result in or permit the creation or imposition of any Lien upon any property or asset of the Stockholders used or now contemplated to be used by the Company, or

         (c) will require any Governmental Authorization or Governmental Filing or Private Authorization, except for filing requirements in connection with the Merger and the Transactions and as the Securities Act or applicable state securities laws may apply to compliance by the Stockholders with the provisions of this Agreement relating to the Merger or as set forth in Section 4.3 of the Disclosure Schedule.

                                     ARTICLE
                                       5
                    REPRESENTATIONS AND WARRANTIES OF VIALOG
                          AND VIALOG MERGER SUBSIDIARY


         VIALOG and VIALOG Merger Subsidiary, jointly and severally, represent, warrant and covenant to, and agree with, the Company as follows:

         5.1  Organization  and  Qualification.  VIALOG  is a  corporation  duly organized, validly existing and in good standing under the laws of Massachusetts. VIALOG Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

         5.2 Power and Authority. Except for such consents of Authorities as may be necessary in connection with change-of-control transactions with respect to Governmental Authorities listed in Section 3.1(c) of the Disclosure Schedule, each of VIALOG and VIALOG Merger Subsidiary has all requisite power and authority (corporate and other) and has in full force and effect all Governmental Authorizations and Private Authorizations in order to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed pursuant hereto or thereto and to consummate the Merger and the Transactions. The execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed pursuant hereto or thereto have been duly authorized by all requisite corporate or other action. This Agreement has been duly executed and delivered by each of VIALOG and VIALOG Merger Subsidiary and constitutes, and each Collateral Document executed or required to be executed pursuant hereto or thereto when executed and delivered by it will constitute, legal, valid and binding obligations of VIALOG and VIALOG Merger Subsidiary, respectively, enforceable in accordance with their respective terms.

         5.3 No Conflict; Required Filings and Consents. Except for such consents of Authorities as may be necessary in connection with change-of-control transactions with respect to Governmental Authorities listed in Section 3.1(c) of the Disclosure Schedule, neither the execution and delivery of this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, nor the consummation of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by each of VIALOG and VIALOG Merger Subsidiary:

         (a) will conflict with, or result in a breach or violation of, or constitute a default under, the Articles of Organization or Certificate of Incorporation, Bylaws or any Applicable Law on the part of VIALOG or VIALOG Merger Subsidiary or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of VIALOG or VIALOG Merger Subsidiary, or

         (b) will require any Governmental Authorization or Governmental Filing or Private Authorization, except for filing requirements under Applicable Law in connection with the Merger and the Transactions and as the Securities Act and applicable state securities laws may apply to compliance by VIALOG with the provisions of this Agreement relating to the Public Offering.

         5.4 Financing. On the Public Offering Closing Date VIALOG will have sufficient funds to enable the Surviving Corporation to pay the Merger Consideration for all Shares of the Company Stock as provided in Section 2.1(a).

         5.5 Brokers or Finder. Except for the Underwriter, the fees and expenses of which are solely the responsibility of VIALOG, no Person assisted in or brought about the negotiation of this Agreement or the subject matter of the Transactions in the capacity of broker, agent or finder or in any similar capacity on behalf of VIALOG or VIALOG Merger Subsidiary.

         5.6 Continuing Representations and Warranties. Except for those representations and warranties which speak as of a specific date, all of the representations and warranties of VIALOG and VIALOG Merger Subsidiary set forth in this Article will be true and correct in all material respects at the Effective Time with the same force and effect as though made on and as of that date, and those, if any, which speak as of a specific date will be true and correct in all material respects as of such date.

         5.7 Capitalization and Fraudulent Conveyance. On the Public Offering Closing Date, after giving effect to the Public Offering Closing and the Transactions contemplated hereby to occur on the Public Offering Closing Date VIALOG and its subsidiaries, individually and as a whole will be solvent. As of the date hereof VIALOG and VIALOG Merger Subsidiary have the long-term debt and equity capitalization within the range set forth on Section 5.7 of the Disclosure Schedule. VIALOG and the VIALOG Merger Subsidiary further represent and warrant that (i) they are entering into the Merger and the Transactions without the actual intent to hinder, delay or defraud any creditor of VIALOG, VIALOG Merger Subsidiary or the Company, (ii) VIALOG and VIALOG Merger Subsidiary have, to VIALOG's best knowledge, received reasonably equivalent value for the Merger Consideration delivered in exchange for the Shares, and
(iii) VIALOG and the Surviving Corporation (a) are not about to engage in a business or transaction for which the Assets of VIALOG or the Surviving Corporation are unreasonably small in relation to such business or transaction,
(b) will not incur debts beyond the ability of VIALOG or the Surviving Corporation to pay as they become due, and (c) will not be rendered insolvent by the consummation of the Merger and the Transactions contemplated by this Agreement. Notwithstanding any contrary provision contained in this Agreement or any Collateral Document, this representation shall survive for 60 days after the statute of limitations period applicable to fraudulent transfers and conveyances applicable under Delaware Law, the law of the State of Minnesota or any applicable law of the jurisdiction in which such claim is or may be brought, whichever last expires.

         5.8 Prior Activities of VIALOG Merger Subsidiary. VIALOG Merger Subsidiary is a first tier subsidiary corporation of VIALOG formed for the purpose of this transaction. VIALOG

Merger Subsidiary has not incurred any liabilities or Contractual Obligations, except those incurred in connection with its organization the negotiation of this Agreement and the performance of this Agreement, the performance of all other governmental filings, and the financing of this Agreement. Except as contemplated by the foregoing VIALOG Merger Subsidiary has not engaged in any business activity of any type or kind whatsoever, nor entered into any agreements or arrangements with any person, nor is it subject to or bound by any obligations or undertaking.

         5.9 Registration Statement. The Registration Statement and any amendments thereto will comply when the Registration Statement becomes effective in all material respects with the provisions of the Securities Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus will not as of the issue date thereof contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this Section 5.9 will not apply to (a) statements in the Registration Statement or the Prospectus based on information about the Company or the Stockholders furnished to VIALOG in writing by the Company or the Stockholders or reviewed by or on behalf of the Stockholders pursuant to Section
6.20 hereof, or (b) information about the Company or the Stockholders which was omitted from the Registration Statement or Prospectus and was not included (i) in this Agreement, (ii) any Disclosure Schedule to this Agreement, or (iii) in any written due diligence material furnished by the Company or the Stockholders to VIALOG, unless, in the case of (a) or (b) hereof, the information was known to be inaccurate by VIALOG or the information not included was otherwise known to VIALOG. VIALOG will furnish the Company with a copy of the Registration Statement and of each amendment thereto until the Public Offering Closing and thereafter will furnish the Stockholder with each amendment thereto and the final Prospectus.


                                     ARTICLE
                                       6
                              ADDITIONAL COVENANTS


         6.1 Access to Information; Confidentiality.

         (a) The Company will afford to VIALOG and the Representatives of VIALOG full access during normal business hours throughout the period prior to the Effective Time to all of its properties, books, contracts, commitments and records (including without limitation Tax Returns) and, during such period, will furnish promptly upon request (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of any Applicable Law (including without limitation federal or state securities laws) or filed by it with any Authority in connection with the Transactions or which may have a material effect on its business, operations, properties, personnel, condition (financial or other), or results of operations, (ii) to the extent not provided for pursuant to the preceding clause, all financial records, ledgers, workpapers and other sources of financial information processed or Controlled by the Company or its accountants deemed by the Accountants necessary or useful for the purpose of performing an audit of the Company and certifying financial statements and financial information, and (iii) such other information concerning the Company and the Stockholders as VIALOG will reasonably request. Subject to the terms and conditions of the Confidentiality Letter (as defined below), which are expressly incorporated in this Agreement by reference for the benefit of the parties hereto, VIALOG will hold and will use commercially reasonable efforts to cause the Representatives of VIALOG to hold, and the Company will hold and will use commercially reasonable efforts to cause the Representatives of the Company to hold, in strict confidence all non-public documents and information furnished (whether prior or subsequent hereto) to VIALOG or to the Company, as the case may be, in connection with the Transactions.

         (b) Subject to the terms and conditions of the Confidentiality Letter, VIALOG and the Company may disclose such information as may be necessary in connection with seeking all Governmental and Private Authorizations or that is required by Applicable Law to be disclosed. In the event that this Agreement is terminated in accordance with its terms, VIALOG and the Company will each promptly redeliver all non-public written material provided pursuant to this Section or any other provision of this Agreement or otherwise in connection with the Merger and the Transactions and will not retain any copies, extracts or other reproductions in whole or in part of such written material other than one copy thereof which will be delivered to independent counsel for such party.

         (c) The Company and VIALOG acknowledge that the Company and VIALOG executed one or more Confidential Disclosure Agreement (collectively, the "Confidentiality Letter"), which separately and as incorporated in this Agreement will remain in full force and effect after and notwithstanding the execution and delivery of this Agreement, and that information obtained from the Company by VIALOG, or its Representatives or by the Company or its Representatives from VIALOG pursuant to Section 6.1(a), the Confidentiality Letter or otherwise will be subject to the provisions of the Confidentiality Letter.

         (d) No investigation pursuant to this Section 6.1 will affect any representation or warranty in this Agreement of any party or any condition to the obligations of the parties.

         6.2 Agreement to Cooperate.

         (a) Each of the Parties will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the Merger and make effective the Transactions, including using commercially reasonable efforts (i) to prepare and file with the applicable Authorities as promptly as practicable after the execution of this Agreement all requisite applications and amendments thereto, together with related information, data and exhibits, necessary to request issuance of orders approving the Merger and the Transactions by all such applicable Authorities, each of which must be obtained or become final in order to satisfy the conditions applicable to it set forth in
Section 7; (ii) to obtain all necessary or appropriate waivers, consents and approvals, and (iii) to lift any injunction or other legal bar to the Merger and the Transactions (and, in such case, to proceed with the Merger and the Transactions as expeditiously as possible), subject, however, to the requisite votes of the Stockholders.

         (b) Each of the Parties agrees to take such actions as may be necessary to obtain any Governmental Authorizations legally required for the consummation of the Merger and the Transactions, including the making of any Governmental Filings, publications and requests for extensions and waivers.

         (c) The Company will use commercially reasonable efforts at or prior to the Effective Time (i) to obtain the satisfaction of the conditions specified in Sections 7.1 and 7.2; (ii) if requested by VIALOG, to seek the consents (to the extent required) to the continued existence in accordance with its then-stated terms of all long-term debt of the Company; and (iii) to attempt to cause those key employees of the Company mutually agreed upon by VIALOG and the Company that are not Stockholders to execute and deliver non-competition agreements substantially conforming in form and substance to the non-competition agreements currently maintained by VIALOG with its key employees in the form attached as
Exhibit 6.2(c). Each of VIALOG and VIALOG Merger Subsidiary will use its reasonable commercial efforts at or prior to the Effective Time to obtain the satisfaction of the conditions applicable to it specified in Sections 7.1 and
7.3. The Stockholders will use commercially reasonable efforts to obtain the satisfaction of the conditions applicable to the Stockholders in Section 7.2.

         (d) The Company agrees prior to the Effective Time it will not make or permit to be made any material change affecting any bank, trust company, savings and loan association, brokerage firm or safe deposit box or in the names of the Persons authorized to draw thereon, to have access thereto or to authorize transactions therein or in such powers of attorney, or open any additional accounts or boxes or grant any additional powers of attorney, without in each case obtaining the prior written consent of VIALOG, which consent VIALOG will not unreasonably withhold, delay or condition.

         (e) The Company will take such steps as are necessary and appropriate to obtain, and will promptly obtain, satisfaction and discharge of all Liens set forth in Section 3.15(b) of the Disclosure Schedule.

         6.3 Assignment of Contracts and Rights. Anything in this Agreement to the contrary notwithstanding, this Agreement will not constitute an agreement to assign any Claim, Contractual Obligation, Governmental Authorization, Lease, Private Authorization, commitment, sales, service or purchase order, or any claim, right or benefit arising thereunder or resulting therefrom, if the Merger or the Transactions would be deemed an attempted assignment thereof without the required consent of a third party thereto and would constitute a breach thereof or in any way affect the rights of VIALOG, VIALOG Merger Subsidiary or the Company thereunder. If such consent is not obtained, or if consummation of the Merger and the Transactions would affect the rights of the Company thereunder so that the Surviving Corporation would not in fact receive all such rights, the Company will cooperate with VIALOG in any arrangement designed to provide for the benefits thereof to the Surviving Corporation, including subcontracting, sub-licensing or subleasing to the Surviving Corporation or enforcement for the benefit of the

Surviving Corporation of any and all rights of the Company or its Subsidiaries against a third party thereto arising out of the breach or cancellation by such third party or otherwise. Any assumption by the Surviving Corporation of the Company's rights thereunder by operation of law in connection with the Merger which will require the consent or approval of any third party will be made subject to such consent or approval being obtained.

         6.4 Audited Financial Statements. The Company agrees to allow VIALOG's Accountants access to the Company's business as is necessary for the Accountant to perform and update an audit of the Company's Financial Statements for the two years ended December 31, 1997 (the "Audit"). The Company agrees to promptly prepare such financial statements and update and deliver them to VIALOG's Accountants. VIALOG shall instruct VIALOG's auditor to promptly audit such financial statements at VIALOG's expense. Draft copies of the Audit and updates will be provided to ABCC contemporaneously with its distribution to VIALOG.

         6.5 Conduct of Business.

         (a) Prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated, the Company will (i) use its reasonable commercial efforts to preserve intact its business organization and good will, keep available the services of its officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it, (ii) confer on a regular and frequent basis with one or more representatives of VIALOG to report operational matters of Materiality and the general status of ongoing operations, and (iii) notify VIALOG of any emergency or other change in the normal course of its business and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be Material to the business, operations or financial condition of the Company.

         (b) Except as set forth in Section 6.5(b) of the Disclosure Schedule or with the written permission of VIALOG, the Company agrees further that the Company (i) will not make, declare or pay any non cash dividends or other non cash distributions on any shares except as permitted pursuant to Section 6.17 hereof or redeem or repurchase or otherwise acquire any Shares (except cancellation of options and warrants as required in this Agreement), (ii) will not enter into or terminate any Employment Arrangement with any director or officer, (iii) will not incur any obligation or liability (absolute or contingent), except current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business, (iv) will not discharge or satisfy any Lien or Encumbrance or pay any obligation or liability (absolute or contingent) other than current liabilities shown on its Financial Statements, and current liabilities incurred since those dates in the ordinary course of business, (v) will not mortgage, pledge, create a security interest in, or subject to Lien or other Encumbrance any of its assets, tangible or intangible, (vi) will not sell or transfer any of its tangible assets or cancel any debts or claims except in each case in the ordinary course of business,
(vii) will not sell, assign, or transfer any trademark, trade name, patent, or other Intangible Asset, (viii) will not waive any right of any substantial value, (ix) will not make any material change in the tax procedures or practices followed by the Company, (x) will not make any change in credit terms offered by the Company,

(xi) will not make any capital expenditure or Material Commitment for any additions or improvements to its property, plant or equipment, (xii) will not amend its capitalization, or issue any stocks, bonds or other securities, except that the Company may issue shares pursuant to outstanding Option Securities and Convertible Securities, (xiii) will not enter into, modify or extend, or promise any bonus or incentive compensation program that was not in place prior to the date hereof and (xiv) will otherwise conduct its operations according to its ordinary and usual course of business.

         6.6 No Solicitation. The Company will not, nor will it permit any of the Company's Representatives (including, without limitation, any investment banker, attorney or accountant retained by it) to, initiate, or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to an Other Transaction (as defined below), engage in any discussions or negotiations concerning, or provide to any other person any information or data relating to it or otherwise cooperate in any way with or assist or participate in, the making of any proposal which constitutes, or may reasonably be expected to lead to, a proposal to seek or effect an Other Transaction, or agree to or endorse any Other Transaction. Nothing contained in this Section will prohibit the Company or its Board of Directors from making any disclosure to Stockholders that, in the reasonable judgment of its Board of Directors in accordance with, and based upon the written advice of, outside counsel, is required under Applicable Law. The Company will promptly advise VIALOG of, and communicate the material terms of, any proposal it may receive, or any inquires it receives which may reasonably be expected to lead to such a proposal relating to an Other Transaction, and the identity of the Person making it. The Company will further advise VIALOG of the status and changes in the material terms of any such proposal or inquiry (or any amendment to any of them). During the term of this Agreement, the Company will not enter into any agreement oral or written, and whether or not legally binding, with any Person that provides for, or in any way facilitates, an Other Transaction, or affects any other obligation of the Company under this Agreement.

         6.7 Directors' and Officers' Indemnification and Insurance.

         (a) From  and  after  the  Effective  Time,  VIALOG  and the  Surviving
Corporation will indemnify, defend and hold harmless the present and former officers and directors of the Company against all Claims or amounts that are paid in settlement of, with the approval of the Surviving Corporation, or otherwise in connection with any Claim based in whole or in part on the fact that such Person is or was a director or officer of the Company and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the Merger and the Transactions), in each case to the fullest extent permitted under the BCA or the DBCL or the laws of the Commonwealth of Massachusetts whichever governs and affords the greatest protection (and will pay any expenses in advance of the final disposition of any such action or proceeding to each such Person to the fullest extent permitted under the BCA or the DBCL or the laws of the Commonwealth of Massachusetts, upon receipt from the Person to whom expenses are advanced of an undertaking to repay such advances to the extent required under such laws). VIALOG will cause the Surviving Corporation to, and the Surviving Corporation will observe and comply with the Company's obligations pursuant to the indemnification agreements, if any, listed in Section 3.9 of the Disclosure Schedule.

         (b) This Section 6.7 is intended to be for the benefit of, and will be enforceable by, the former officers and directors of the Company, their heirs and personal representatives and will be binding on the Surviving Corporation and its respective successors and assigns.

         (c) VIALOG will maintain directors and officers insurance in the minimum amount of $2,000,000 for the benefit of the directors and officers of VIALOG and the Surviving Corporations.

         (d) The Surviving Corporation will not amend or change its Articles of Incorporation or By-Laws to adopt a lesser standard of indemnification.

         6.8 Notification of Certain Matters. The Company will give prompt notice to VIALOG, and VIALOG will give prompt notice to the Company, of (a) any Event which would be likely to cause in any material respect (i) any representation or warranty of the Company or VIALOG, as the case may be, contained in this Agreement to be untrue or inaccurate, or (ii) in the case of the Company or the Stockholders, any change to be made in the Disclosure Schedule and (b) any failure of the Company or VIALOG, as the case may be, to comply with or satisfy, or be able to comply with or satisfy, any material covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

         6.9 Public Announcements. Until the Effective Time, or in the event of termination of this Agreement, the Company will consult with VIALOG before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or any Transaction (including the termination of this Agreement) and will not issue any such press release or make any such public statement without the prior consent of VIALOG. The Company acknowledges and agrees that VIALOG may, without the prior consent of the Company, issue such press release or make such public statement as in the reasonable opinion of counsel to VIALOG is required by Applicable Law or any listing agreement or arrangement to which VIALOG is a party with a national securities exchange or the National Association of Securities Dealers, Inc. Automated Quotation System. VIALOG will exercise commercially reasonable efforts to furnish the Company a copy of any press release prior to its publication and will furnish a copy of any press release so issued as soon as practicable after its publication, but any failure on VIALOG's part to do so will not be deemed a breach of or default under this Agreement. VIALOG will not make any statements attributable to the Stockholders without the prior consent of the Stockholders.

         6.10 Conveyance Taxes. The Parties will cooperate with one another in the preparation, execution and filing of all Returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the Transactions that are required or permitted to be filed on or before the Effective Time.

         6.11 Obligations of VIALOG. VIALOG agrees to take all action necessary to cause VIALOG Merger Subsidiary and the Surviving Corporation to perform their respective obligations under this Agreement and will use commercially reasonable efforts to cause the Registration Statement to become effective and the closing of the Public Offering to occur simultaneous with the Effective Time and to consummate, and cause VIALOG Merger Subsidiary to consummate, the Merger on the terms and conditions set forth in this Agreement.

         6.12 Employee Benefits; Severance Policy.

         (a) Within a reasonable time after the Effective Time, VIALOG will cause the Surviving Corporation to substitute for the Plans and Benefits
Arrangements previously maintained by the Company, the Plans and Benefits Arrangements provided to VIALOG's other employees and the employees of other VIALOG Subsidiaries. Employees of the Surviving Corporation will be granted (i) eligibility and vesting service in any employee pension plan (as defined in Section 3(2)(A) of ERISA) maintained by VIALOG for their service with the Company, (ii) eligibility service in any employee welfare plan (as defined in Section 3(1) of ERISA) maintained by VIALOG for their service with the Company and (iii) a dollar-for-dollar credit for annual "out-of-pocket maximums" paid under the Company's health plan (with respect to the plan year commencing January 1, 1998) toward their annual "out-of-pocket maximums" under the VIALOG health plan for the plan year ending December 31, 1998.

         (b) Within a reasonable  time after the Effective  Time,  the Company's section 125 cafeteria plan will be merged into the VIALOG section 125 cafeteria plan such that all employee elections (and corresponding flexible spending account balances where applicable) for the period commencing January 1, 1998 and ending with the date of such plan merger are preserved and credited, dollar-for-dollar.

         (c) The Company's 401(k) plan will be (i) "frozen" with no further contributions other than those accrued as of the Effective Time, and (ii) maintained for a seven year period following the later of the last contribution to the 401(k) plan or the Effective Time; provided, however, that VIALOG shall have the right to amend such plan from time-to-time to as required by law in order to maintain the plan's tax qualified status. Thereafter, VIALOG shall cause the Company's 401(k) plan to be merged into the VIALOG 401(k) plan so as to allow employees of the Company to roll over their account balances (including outstanding loan balances) to the VIALOG 401(k) plan. VIALOG shall cause the Company to pay timely any accrued liability to the 401(k) plan.

         6.13 Certain Actions Concerning Business Combinations. The Company and the Stockholders will not apply, and will not take any action resulting in the application of, or otherwise elect to apply, the provisions of applicable Minnesota takeover laws, if any, with respect to or as a result of the Merger or the Transactions.

         6.14 No Significant Changes VIALOG agrees that there will be no "significant change" (as defined below) in the conduct of the business of the Company for a period of two years after the Effective Time without the approval of one of the Stockholders. "Significant change" means,

(i) a relocation of the Company's operations outside of the greater Minneapolis Metropolitan area except the relocation or consolidation of certain operational equipment, (ii) any change in the position of those employees who receive employment agreements pursuant to Section 7.2(t), (iii) a general reduction in force or (iv) the termination of any employee (including the Stockholders and employees who receive employment agreements pursuant to Section 7.2(t)) except as related to such Stockholders' or employee's performance. The sales/marketing staff, the accounting function, the human resources function and the benefits administration function will be reorganized to report and be responsible directly to VIALOG corporate staff rather than local management.

         6.15 Tax Returns. The Stockholders will cause all Tax Returns of the Company with respect to taxable periods ending on or before the Effective Time to be prepared in a manner consistent with past practices, execute such Tax Returns on behalf of the Company and timely file such Tax Returns prior to the due date taking into account all extensions. At least thirty days before the due date for any such Tax Returns, the Stockholders or the Company will provide drafts of such Tax Returns to VIALOG for its review and comment (which reasonable comments will be incorporated into the final Tax Returns), and VIALOG will cooperate with the Stockholders and provide the Stockholders with access to any books and records reasonably necessary for their preparation of such draft Tax Returns and authorize one or both of the Stockholders to execute such Tax Returns on behalf of the Surviving Corporation. For any Tax Returns for taxable periods ending on or before the Effective Time (to the extent not filed by the Stockholders) which Tax Returns are due after the Effective Time VIALOG will provide the Stockholders drafts of such Tax Returns for their review and comment (which reasonable comments will be incorporated into the final Tax Returns). VIALOG will file no amended Tax Returns with respect to the Company for any taxable period ending on or before the Effective Time if the Stockholders reasonably objects thereto and furnishes VIALOG thereto with indemnification satisfactory in form and substance to it, including without limitation, indemnification for all interest, penalties and expenses resulting from the failure to amend such Tax Returns and all proceedings in connection therewith.

         6.16 Employment and Noncompetition. On or before the Merger Closing, the Stockholders will execute and deliver to VIALOG the employment agreement contemplated by Section 7.2(s) to be effective as of the Effective Time. From and after the Effective Time, the Stockholders will not compete with VIALOG or any of its Subsidiaries except to the extent not prohibited by Exhibit 7.2(s).

         6.17 Distributions; Liabilities; Etc. The Company and VIALOG acknowledge and agree that the Company contemplates that (i) prior to the Effective Time it will make certain Distributions to Stockholders as set forth in Schedule 6.17 of the Disclosure Schedule, and (ii) subsequent to the Effective Time further Distributions may be required pursuant to this Section
6.17 as set forth in said Schedule 6.17.

         6.18 Release from Personal Guarantees. At or prior to the Effective Time, VIALOG will either obtain releases of the personal guarantees of the Stockholders of Indebtedness or discharge or arrange for the discharge of such Indebtedness. VIALOG will either obtain releases of the personal guarantees of the Stockholders of Contractual Obligations which extend beyond the Effective Time or indemnify and hold the Stockholders harmless from such personal guarantees.

         6.19 Section 338(h)(10) Election.

         (a) The Company and the Stockholders agree to join with VIALOG in making an election under Section 338(h)(10) of the Code (and any corresponding election under state, local and foreign tax law) that is consistent with the calculations promulgated in accordance with this Section 6.19 with respect to the purchase and sale of the stock of the Company hereunder (the "Section 338(h)(10) Election"). The Stockholders agree to include any income, gain, loss, deduction or other tax item resulting from the Section 338(h)(10) Election on their tax returns to the extent permitted by Applicable Law and agree to pay any taxes imposed on the Company attributed to the making of the Section 338(h)(10) Election, including but not limited to, (i) any taxes imposed under Section 1374 of the Code, (ii) any taxes imposed under Regulation Section 1.338(h)(10)-1(e)(5), or (iii) any state, local or foreign taxes imposed on the Company's gain.

         (b) At the Effective Time, VIALOG agrees to remit to each of the Stockholders (i) a preliminary reimbursement amount equal to the sum of the difference between (A) the taxes calculated to be incurred by each of the Stockholders under the immediately preceding paragraph (a) and (B) the taxes calculated which such Stockholder would have incurred if no Section 338(h)(10) Election had been made and (ii) an additional amount equal to the taxes incurred by the Stockholders on the preliminary reimbursement amount and any payments made pursuant to this paragraph 6.19(b) as an initial tax gross up amount, assuming that each of the Stockholder is in the highest federal and state applicable income tax brackets in each case under (i) and (ii) immediately preceding.

         (c) The preliminary reimbursement amount and the initial tax gross-up amount are set forth on Schedule 6.19 of the Disclosure Schedule. The Section 338(h)(10) Election shall be made exactly in accordance with the methodology used to determine the preliminary reimbursement amount; provided, however, that the parties acknowledge and agree that the financial accounting numbers used for calculation of the preliminary reimbursement amount will be replaced with the final financial accounting numbers determined in accordance with generally accepted accounting principles, consistently applied, as of the Effective Time.

         (d) Promptly following the Effective Time, but in no event later than sixty (60) days after the Effective Time, the Stockholders shall prepare and cause Stockholders' accountants to prepare a statement of a final reimbursement amount under the Section 338(h)(10) Election, using the exact methodology utilized for the preliminary reimbursement amount, as of the Effective Time. The foregoing calculation shall be prepared on a basis consistent with that of the preliminary reimbursement amount.

         (e) In connection with the preparation of the statement of final reimbursement amount under the Section 338(h)(10) Election, VIALOG and the Company shall afford the Stockholders and their Representatives reasonable and timely access to the Company's books and records, personnel and facilities to permit the Stockholders to prepare, and the Stockholders' accounts to calculate and prepare, the statement of the final reimbursement amount under Section 338(h)(10).

         (f) Within 15 days after its receipt of the statement of the final reimbursement amount under the Section 338(h)(10) Election, VIALOG shall either inform the Stockholders in writing that such statement is acceptable or object thereto in writing, setting forth a specific description of its objections. If VIALOG so objects, any objection that the Stockholders and VIALOG cannot resolve within 15 days from the date VIALOG notifies the Stockholders of any such objection shall be referred to an independent certified public accounting firm mutually agreeable to the Stockholders and VIALOG. The final determination by such independent certified public accounting firm of the final reimbursement amount under the Section 338(h)(10) Election shall be conclusive and binding upon the parties hereto. Notwithstanding any contrary provision of this Section 6.19, the Section 338(h)(10) Election shall be executed by the parties and filed with the Internal Revenue Service only in accordance with either (i) the parties' agreement or (ii) the binding determination of the independent public accounting firm. VIALOG shall pay the fees and expenses of VIALOG's Accountants. Stockholders shall pay the fees and expenses of their accountants. The fees and reimbursements, if any, of the independent accounting firm selected by the parties shall be paid one-half by the Stockholders and one-half by VIALOG.

         (g) Upon the  determination  of the final  reimbursement  amount  under
Section 338(h)(10) Election, the preliminary reimbursement amount shall be adjusted, up or down, as follows: (i) if the final reimbursement amount under
Section 338(h)(10) is greater than the preliminary reimbursement amount, the amount of such difference shall be paid by VIALOG to the Stockholders and (ii) if the final reimbursement amount under Section 338(h)(10) Election is less than the preliminary reimbursement amount, the amount of such difference shall be paid by the Stockholders to VIALOG. Such payments, if any, shall be made by wire transfer of immediately available funds in the manner and amounts set forth or calculated in this Section 6.19 within five business days after the date upon which such amount is finally determined hereunder to an account as designated by the receiving party.

         6.20 Registration Statement.

         (a) The Company and the Stockholders will review or will have had reviewed on their behalf, and will be familiar with the information concerning the Company and the Stockholders (or any of them) in the Registration Statement and Prospectus and any amendment thereto (including the Financial Statements), which will be furnished to them by VIALOG for their review, and will have no knowledge of any material fact, condition or information concerning the Company and the Stockholders misstated in such Prospectus.

         (b) VIALOG agrees to furnish to the Company and the Stockholders a copy of information concerning the Company and the Stockholders included therein and each amendment thereto at least two business days prior to such filing date.

         (c) The Company and the Stockholders will furnish to VIALOG a letter confirming their review pursuant to paragraph (a) hereof by such filing date.


                                     ARTICLE
                                       7
                               CLOSING CONDITIONS


         7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each Party to effect the Merger will be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

         (a) This subsection intentionally left blank,

         (b) No proceeding before any Authority or Claim by any Person shall be pending, challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger or seeking material damages or imposing any Adverse conditions in connection therewith,

         (c) Other than the filing of merger documents in accordance with the BCA and the DBCL, all authorizations, consents, waivers, orders or approvals required to be obtained, and all filings, submissions, registrations, notices or declarations required to be made, by VIALOG or VIALOG Merger Subsidiary and the Company prior to the consummation of the Merger and the Transactions shall have been obtained from, and made with, all required Authorities, except for such authorizations, consents, waivers, orders, approvals, filings, registrations, notices or declarations the failure to obtain or make would not, assuming consummation of the Merger, have an Adverse Effect on the Company.

         (d) (i) The Registration Statement shall have become effective and shall contain no untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and no stop order suspending its effectiveness has been issued and no proceedings for that purpose have been instituted or threatened by the SEC, (ii) the shares of VIALOG Stock offered in the Public Offering shall have been sold and purchased subject only to consummation of the Merger, (iii) every condition to closing the Public Offering (except as provided in clause
(iv)  immediately  succeeding)  shall have been satisfied or properly waived and
(iv) release of the closing documents relating to the Public Offering and distribution of the proceeds of the sale of all shares of VIALOG Stock sold and purchased in the Public Offering shall have been unconditionally authorized by the Underwriter upon consummation of the Merger.

         7.2 Conditions to Obligations of VIALOG and VIALOG Merger Subsidiary. The obligations of VIALOG and VIALOG Merger Subsidiary to effect the Merger will be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

         (a) The Company shall have complied in all material respects with its agreements contained in this Agreement, the certificates to be furnished to VIALOG pursuant to this Section shall be true, correct and complete. All Collateral Documents shall be reasonably satisfactory in form, scope and substance to VIALOG and its counsel, and VIALOG and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper corporate officers,

         (b) The Company shall have furnished VIALOG with, favorable opinions, dated the Effective Time of Briggs and Morgan P.A., in the form of Exhibit 7.2(b),

         (c) No Legal Action or other Claim shall be pending or threatened at any time prior to or at the Effective Time before or by any Authority or by any other Person seeking to restrain or prohibit, or damages or other relief in connection with, the execution and delivery of this Agreement or the consummation of the Merger and the Transactions or which might in the reasonable judgment of VIALOG have any Adverse Effect on the Company or, assuming consummation of the Merger, VIALOG and its Subsidiaries taken as a whole,

         (d) The representations, warranties, covenants and agreements of the Company contained in this Agreement or as supplemented pursuant to Section 11.11 or otherwise made in writing by it or on its behalf pursuant to this Agreement or otherwise made in connection with the Merger and the Transactions shall be true and correct in all material respects at and as of the Effective Time with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct in all material respects as of such date and the Effective Time. Each and all of the agreements and conditions to be performed or satisfied by the Company under this Agreement at or prior to the Effective Time shall have been duly performed or satisfied in all material respects, and the Company shall have furnished VIALOG with such certificates and other documents evidencing the truth of such representations, warranties, covenants and agreements and the performance of such agreements or conditions as VIALOG shall have reasonably requested,

         (e) VIALOG shall have received from its Accountants, a certificate or letter, dated the Public Offering Closing Date, to the effect that, on the basis of a limited review in accordance with the standards for such reviews promulgated by the American Institute of Certified Public Accountants as outlined in Statement of Standards of Accounting and Review Services No. 1, they have no reason to believe that the unaudited financial statements set forth in the Registration Statement were not prepared in accordance with GAAP and practices consistent with those followed in the preparation of the audited financial statements audited by the Accountants as contemplated by Section 6.1(a), or that any material modifications of such unaudited financial statements are required for a fair presentation of the financial position or results of operations or changes in financial position of the Company or that during the period from the last day covered by the most recent financial statements delivered pursuant to Section

3.2 hereof and set forth in the Registration Statement prepared by the Accountants as contemplated by Section 6.4 to a date not more than five (5) days prior to the Public Offering Closing Date, there has been any Adverse Change in the financial position or results of the operations of the Company which is not set forth in the Registration Statement,

         (f) The financial statements audited by VIALOG's accountants are satisfactory to VIALOG,

         (g) All actions taken by the Stockholders to approve and adopt this Agreement, the Merger and the Transactions shall comply in all respects with and shall be legal, valid, binding, enforceable and effective under the Law of the jurisdiction of incorporation of the Company, its Organizational Documents and all Material Agreements to which it is a party or by which it or any of its property or assets is bound,

         (h) The Company shall have obtained consents to the assignment and continuation of all Material Agreements which, in the reasonable judgment of VIALOG or its counsel, require such consents, including appropriate binders or consents as to policies of insurance to be assigned to VIALOG or the Surviving Corporation under this Agreement. The Company shall have obtained satisfaction and discharge of all Liens set forth in Section 3.15(b) of the Disclosure
Schedule, and shall have obtained, on terms and conditions reasonably satisfactory to VIALOG, all Governmental Authorizations and Private Authorizations, and all modifications of Contractual Obligations relating to Indebtedness, which VIALOG deems, reasonably necessary or desirable in order to own and operate and conduct the business of the Surviving Corporation, substantially on the basis heretofore owned, operated and conducted by the Company and proposed to be owned, operated and conducted by VIALOG,

         (i) Between the date of this Agreement and the Effective Time, there shall not have occurred and be continuing any Adverse Change affecting the Company from the condition thereof (financial and other) reflected in the Financial Statements or in the audited financial statements prepared by the Accountants as contemplated by Section 6.4 or in the most recent financial statements set forth in the Registration Statement,

         (j) This Agreement, the Merger and the Transactions shall have been approved and adopted in accordance with the BCA by the affirmative vote, or to the extent permitted by Law, by written consent, of the Stockholders holding at least the minimum number of shares of the Company Stock then issued and outstanding as are required by Applicable Law and the Company's Organizational Documents for such approval and adoption,

         (k) No Law shall have been enacted or made by or on behalf of any Authority nor shall any legislation have been introduced and favorably reported for passage to either House of Congress by any committee, nor shall any Legal Action by any Authority have been commenced or threatened, nor shall any decision, order or other action of any Authority have been rendered or taken, which in VIALOG's reasonable judgment, could have any Adverse Effect on the Company or could restrain, prevent or change the Merger or the Transactions or Adversely Affect the ability of the Stockholders to perform their obligations under this Agreement, or

Adversely Affect the ability of VIALOG to continue to own, operate and conduct the business of the Surviving Corporation, substantially on the basis heretofore owned, operated and conducted by the Company and as proposed to be owned, operated and conducted by the Surviving Corporation,

         (l) VIALOG shall have received copies of any environmental audits the Company has received in respect of all real property owned or leased by the Company and the results thereof shall not be materially inconsistent with the representations and warranties set forth in Section 3.23,

         (m) Each of the directors of the Company and each trustee under each Plan shall have submitted his or her unqualified written resignation, dated as of the Effective Time,

         (n) Each of the Stockholders shall have delivered to VIALOG an agreement, substantially in the form of Exhibit 7.2(n), dated the Effective Time, releasing the Company from any and all Claims against them (other than Claims arising from such Stockholders having acted as a director or officer of the Company as contemplated by Section 6.7),

         (o) This subsection intentionally left blank,

         (p) This subsection intentionally left blank,

         (q) Except for such leases and other Contractual Obligations as are set forth on Schedule 7.2(q) and are executed, delivered and effective as of the Effective Time, all Contractual Obligations set forth in Section 3.9 of the Disclosure Schedule shall have been satisfied and discharged at or prior to the Effective Time,

         (r) The representations, warranties, covenants and agreements of the Stockholders contained in this Agreement or otherwise made in writing by or on behalf of the Stockholders pursuant to this Agreement or otherwise made in connection with the Merger and the Transactions shall be true and correct in all material respects at and as of the Effective Time with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct in all material respects, as of such date. Each and all of the agreements and conditions to be performed or satisfied by the Stockholders under this Agreement at or prior to the Effective Time shall have been duly performed or satisfied in all material respects, and the Stockholders shall have furnished VIALOG with such certificates and other documents evidencing the truth of such representations, warranties, covenants and agreements and the performance of such agreements or conditions as VIALOG or its counsel shall have reasonably requested,

         (s) Each of the Stockholders shall have executed and delivered to VIALOG an employment and noncompetition agreement, substantially in the form of
Exhibit 7.2(s),

         (t) The individuals listed on Section 7.2(t) of the Disclosure Schedule shall have executed and delivered to VIALOG an Employment Arrangement reasonably satisfactory to VIALOG and its counsel, and

         (u) VIALOG shall have received a letter from its Accountants to the effect that the Merger and the Transactions qualify as a cash forward merger pursuant to the Code and will not result in any taxable income or gain or deductible loss to the Company, VIALOG or Subsidiary.

         7.3 Conditions to Obligations of the Company. The obligations of the Company to effect the Merger will be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part to the extent permitted by Applicable Law:

         (a) Each of VIALOG and VIALOG Merger Subsidiary shall have complied in all material respects with its agreements contained in this Agreement, and the certificates to be furnished to the Company pursuant to this Section shall be true, correct and complete. All Collateral Documents shall be reasonably satisfactory in form, scope and substance to the Company and its counsel, and the Company and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper corporate officers,

         (b) VIALOG shall have furnished the Company and the Stockholders with the favorable opinion dated the Public Offering Closing Date of Mirick, O'Connell, DeMallie & Lougee, LLP, counsel to VIALOG and VIALOG Merger Subsidiary in the form of Exhibit 7.3(b),

         (c) No Legal Action or other Claim shall be pending or threatened at any time at or prior to the Effective Time before or by any Authority or by any other Person seeking to restrain or prohibit, or damages or other relief in connection with, the execution and delivery of this Agreement or the consummation of the Merger and the Transactions or which might in the reasonable judgment of the Company have any Adverse Effect on VIALOG and its Subsidiaries or the Company or, assuming consummation of the Merger, VIALOG and its Subsidiaries taken as a whole.

         (d) The representations, warranties, covenants and agreements of each of VIALOG and VIALOG Merger Subsidiary contained in this Agreement or as supplemented pursuant to Section 11.11 or otherwise made in writing by it or on its behalf pursuant to this Agreement or otherwise made in connection with the Merger and the Transactions shall be true and correct in all material respects at and as of the Effective Time with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct in all material respects as of such date. Each and all of the agreements and conditions to be performed or satisfied by each of VIALOG and VIALOG Merger Subsidiary under this Agreement at or prior to the Effective Time shall have been duly performed or satisfied in all material respects, and each of VIALOG and VIALOG Merger Subsidiary shall have furnished the Company with such certificates and other documents evidencing the truth of such representations, warranties, covenants and agreements and the performance of such agreements or conditions as the Company shall have reasonably requested,

         (e) If executed and delivered to VIALOG by the Merger Closing, the employment agreements contemplated by Section 7.2(s) and for those persons listed on Schedule 7.2(t) shall have been executed by the individuals listed on
Section 7.2(t) of the Disclosure Schedule and the VIALOG Subsidiary and delivered by VIALOG to the indicated person,

         (f) All actions taken by VIALOG or VIALOG Merger Subsidiary, respectively, to approve and adopt this Agreement, the Merger and the Transactions shall comply in all respects with and shall be legal, valid, binding, enforceable and effective under the law of its jurisdiction of incorporation, its respective Organizational Documents and all Material Agreements to which it is a party or by which it or any of its property or assets is bound.

         (g)  VIALOG  shall have  obtained  the  insurance  set forth in Section
6.7(c),

         (h) No Law shall have been enacted or made by or on behalf of any Authority nor shall any legislation have been introduced and favorably reported for passage to either House of Congress by any committee, nor shall any Legal Action by any Authority have been commenced or threatened, nor shall any decision, order or other action of any Authority have been rendered or taken, which in the Company's reasonable judgment, could have any Adverse Effect on VIALOG or its Subsidiaries taken as a whole, or could restrain, prevent or change the Merger or the Transactions or Adversely Affect the ability of VIALOG to perform its obligations under this Agreement, or Adversely Affect the ability of VIALOG to continue to own, operate and conduct the business of the Surviving Corporation, substantially on the basis heretofore owned, operated and conducted by the Company and as proposed to be owned, operated and conducted by the Surviving Corporation, and

         (i) This Agreement, the Merger and the Transactions shall have been approved and adopted in accordance with the DBCL by the affirmative vote or to the extent permitted by law, by written consent of VIALOG as the sole stockholder of VIALOG Merger Subsidiary.


                                     ARTICLE
                                       8
                        TERMINATION, AMENDMENT AND WAIVER

         8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement, the Merger and the Transactions by the Stockholders:

         (a) by mutual consent of the Company and VIALOG.

         (b) by either VIALOG or the Company,

                  (i) if any permanent injunction, decree or judgment by any Authority preventing the consummation of the Merger or the Public Offering shall have become final and non-appealable, or if the terminating party determines in its reasonable discretion that the Merger has become inadvisable or impracticable by reason of the institution by any Authority or other Person of material Legal Action,

                  (ii) if the Merger Closing shall not occur on or before the Termination Date,

                  (iii) by the delivery or receipt of written notice of objection to a Supplement to or from the other Party or Parties pursuant to the procedures described in
                           Section 11.11 hereof. In order to terminate this Agreement, such Supplement shall be material (in the receiving Party's sole and reasonable discretion) to the representation or warranty so modified,

                  (iv) if a party shall determine in its reasonable discretion that the Merger or the Transactions has or have become inadvisable or impracticable by reason of the threat by any Authority, or any other Person of material Legal Action or proceedings against either or both of the Company and VIALOG (or VIALOG Merger Subsidiary) it being understood and agreed that a written request by governmental authorities for information with respect to the Merger or the Transactions, which information could be used in connection with such Legal Action or proceedings, may be deemed by the other Party to be a threat of material Legal Action or proceedings,

                  (v)      if  the  business,  assets,  prospects,   management,
                           condition (financial or other) or results of operation of the Company shall have been Adversely Affected, whether by reason of changes or developments in the economy or industry generally or operations in the ordinary course of business or otherwise, or

                  (vi) if the Company shall not have received, without the imposition of any burdensome condition or material cost, all Governmental Authorizations and Private Authorizations, or if any Authority or other Person shall withdraw any such Governmental Authorizations or Private Authorizations.

         (c) by the Company in the event of a breach of this Agreement by VIALOG or VIALOG Merger Subsidiary that has not been cured, or if any representation or warranty of

VIALOG or VIALOG Merger Subsidiary shall have become untrue in any material respect, in either case such that such breach or untruth is incapable of being cured by the Effective Date or will prevent or delay consummation of the Merger by or beyond the Termination Date, or

         (d) by VIALOG:

                  (i) if the Merger and the Transactions fail to receive the approval required by Applicable Law, by vote (or to the extent permitted by Applicable Law, by consent) of the Stockholders, or

                  (ii) in the event of a material breach of this Agreement by the Company or the Stockholders that has not been cured, or if any representation or warranty of the Company or the Stockholders shall have become untrue in any material respect, so that such breach or untruth is incapable of being substantially cured by the Merger Closing Date or will prevent or delay consummation of the Merger by or beyond the Termination Date, or if any condition to VIALOG's obligation to close under this Agreement shall not have been satisfied.

         8.2 Effect of Termination. Except as provided in Sections 6.1(b), 6.1(c), 6.9, 8.5, 11.2 through 11.11 and Article 12, in the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, there shall be no liability on the part of any Party, or any of their respective officers or directors, to the other and all rights and obligations of any Party shall cease; provided, however, that [(i)] such termination will not relieve any Party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement and (ii) if VIALOG terminates this Agreement for any reason other than pursuant to Section 7.1, Section 7.2 or 11.11 VIALOG shall immediately pay to the Company the sum of $100,000 to reimburse the Company's expenses associated with this Agreement.

         8.3 Amendment. This Agreement may be amended by the Parties by action taken by or on behalf of their respective Boards of Directors and by the Stockholders at any time prior to the Effective Time; provided, however, that, after approval of this Agreement and the Merger by the Stockholders, no amendment, which under Applicable Law may not be made without the approval of the Stockholders, may be made without such approval. This Agreement may not be amended to impose any additional material obligation on a Party or to burden or limit a material right of such Party except by an agreement in writing signed by the Party so affected.

         8.4 Waiver. At any time prior to the Effective Time, except to the extent Applicable Law does not permit, either VIALOG or VIALOG Merger Subsidiary and the Company may (a) extend the time for the performance of any of the obligations or other acts of the other, subject, however, to the terms and conditions of Section 8.1, (b) waive any inaccuracies in the representations and warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance by the other with any of the agreements, covenants or conditions contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an agreement in writing signed by the Party or Parties to be bound thereby.

         8.5 Fees, Expenses and Other Payments. All costs and expenses incurred by the Parties in connection with this Agreement, the Merger and the
Transactions and in connection with compliance with Applicable Law and Contractual Obligations as a consequence hereof and thereof, including fees and disbursements of counsel, financial advisors and accountants, will be borne solely and entirely by the Party which has incurred such costs and expenses.

         8.6 Effect of Investigation. The right of any Party to terminate this Agreement pursuant to Section 8.1 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any Party, any Person Controlling any such party or any of their respective Representatives whether prior to or after the execution of this Agreement.


                                     ARTICLE
                                       9
                      THIS ARTICLE INTENTIONALLY LEFT BLANK


                                     ARTICLE
                                       10
                                 INDEMNIFICATION


         10.1 Indemnification.

         (a) Except as provided in Section 11.1, the Stockholders agree to make whole, indemnify and hold VIALOG, VIALOG Merger Subsidiary, the Surviving Corporation and their respective successors and permitted assigns (collectively, the "VIALOG Indemnified Parties") harmless as a result of, from or against:

                  (i) any and all Claims of the VIALOG Indemnified Parties or other Persons based upon, attributable to or resulting from any material inaccuracy in or material breach of any representation or warranty on the part of any one or more of the Company or the Stockholders under this Agreement or any Collateral Document;

                  (ii) any and all Claims of the VIALOG Indemnified Parties or other Persons based upon, attributable to or resulting from the material breach of any covenant or other agreement on the part of any one or more of the Company or the Stockholders under this Agreement or any Collateral Document;

                  (iii) any and all Claims and/or taxes incurred by the VIALOG Indemnified Parties or other Persons with respect to each tax year in which the Company is not treated as an S corporation because distributions made by the Company caused it to violate the single class of stock rule of IRC Section 1361(b)(1)(D) and Treasury Regulation 1.1361-1(1); and

                  (iv) any and all other material Claims of the VIALOG Indemnified Parties or other Persons incident to the foregoing or to the enforcement of this Section.

         (b) Except as provided in Section 11.1, VIALOG agrees to make whole, indemnify (and in the case of subparagraph 10.1(b)(ii), defend and hold the Stockholders and their respective heirs (collectively, the "Company Indemnified Parties") harmless as a result of, from or against:

                  (i) any and all Claims of the Company Indemnified Parties or other Persons based upon, attributable to or resulting from any material inaccuracy in or material breach of any representation or warranty on the part of VIALOG or VIALOG Merger Subsidiary under this Agreement or any Collateral Document;

                  (ii) any and all Claims against the Company Indemnified Parties brought by parties other than VIALOG Indemnified Parties and arising out of information contained in the Registration Statement or the
                           Prospectus relating to the Company or the Stockholders (excluding herefrom that portion of any damages for Claims directly arising out of (A) materially inaccurate information contained in the Registration Statement or Prospectus (and specifically excluding oral communications by VIALOG or its Representatives to third parties) about the Company or the Stockholders furnished in writing to VIALOG by the Company or the Stockholders or reviewed by or on behalf of the Stockholders pursuant to
                           Section 6.20 hereof or (B) information about the Company or the Stockholders which was omitted from the Registration Statement or Prospectus and was not included (i) in this Agreement, (ii) any Disclosure Schedule to this Agreement or (iii) in any written due diligence material furnished by the Company or the Stockholders to VIALOG, unless, in the case of
                           (A) or (B) hereof, the information was known to be inaccurate by VIALOG or the information not included was otherwise known to VIALOG.

                  (iii) any and all Claims of the Company Indemnified Parties or other Persons based upon, attributable to or resulting from the material breach of any covenant or other agreement on the part of VIALOG or VIALOG Merger Subsidiary under this Agreement or any Collateral Document; and

                  (iv) any and all other material Claims of the Company Indemnified Parties or other Persons incident to the foregoing or to the enforcement of this Section.

         (c) Except in connection with Claims pursuant to Section 10.1(a)(iii), no one of the Stockholders will be required to pay to the VIALOG Indemnified Parties for damages an aggregate amount in excess of an amount equal to the cash received by such Stockholder as the Merger Consideration pursuant to Sections 2.1(a). VIALOG will not be required to pay any Company Indemnified Party for damages an aggregate amount in excess of the amount of cash delivered to such Company Indemnified Party pursuant to Section 2.1(a) other than damages for Claims covered by Section 10.1(b)(ii) hereof. No Claim for indemnification may be commenced beyond the period applicable to such Claim set forth in Section 11.1.

         (d) Notwithstanding the foregoing, the Stockholders will not be required to pay any amount for indemnification to the VIALOG Indemnified Parties except to the extent that (i) the claim is in connection with any of the matters set forth in Section 10.1(a)(iii); or (ii) the aggregate amount of Claims under this Section 10.1 asserted collectively against the Stockholders exceed $150,000 after giving effect to the provisions of subsection (e) hereof.

         (e) The claims of the Parties for indemnification shall be reduced by tax benefits or insurance proceeds available to such Party, and no multiplier shall be used for calculation of Claims for damages.

         10.2 Procedures Concerning Claims by Third Parties; Payment of Damages; Etc.

         (a) If any Claim is instituted or asserted by any Person other than such indemnified party in respect of which payment may be sought hereunder, the indemnified party will reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by the indemnities under Section 10.1 to be forwarded to the indemnifying party. In such event, the indemnifying party will have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Claim instituted or asserted by any Person other than such indemnified party and indemnified against hereunder; provided, however, that no settlement thereof will be made without the prior written consent of the indemnified party, which consent will not be unreasonably withheld, conditioned or delayed. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any such Claims, it will within five (5) days of receipt of said notice (or sooner, if the nature of the Claim so requires) notify in writing the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any such Claims, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Claims under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim. If the indemnified party defends any Claim as a result of the foregoing, then the indemnifying party will reimburse the indemnified party for reasonable Claims incurred in defending such Claim upon a final determination that the indemnified party was entitled to indemnity hereunder. Neither the indemnifying party or the indemnified party may settle any Claim without the prior written consent of the other party, which consent will not be unreasonably withheld, conditioned or delayed. If the indemnifying party will assume the defense of any Claim instituted or asserted by any Person other than an indemnified party, the indemnified party may participate by observation and suggestion but not as co-counsel, at such party's own expense, in the defense of such Claim. Notwithstanding the foregoing, or any contrary provision of this Agreement, VIALOG shall have an absolute duty to defend the Stockholders against Claims arising under Section 10.1(b)(ii) hereof regardless as to whether the Claims may assert damages arising out of information about the Company or the Stockholders or their omission to provide information.

         (b) After any final judgment or award will have been rendered by a court, arbitration board (which may be engaged upon the consent of each of the indemnifying party and the indemnified parties) or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement will have been consummated, or the indemnified party and the indemnifying party will have arrived at a mutually binding agreement with respect to a Legal Action hereunder, the indemnifying party will pay all of the sums due and owing to the indemnified party by wire transfer of immediately available funds within five business days after the date of notice of such judgment or award conditioned, however, on the indemnifying party having been finally determined by the parties' agreement or by final court or arbitration that the indemnifying party is obligated hereunder to make said payment and subject to the provisions of this Article 10.

         (c) The failure of the indemnified party to give reasonably prompt notice of any Claim instituted or asserted by any Person other than such indemnified party and indemnified against hereunder will not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss or material prejudice as a result of such failure.

         (d) No Legal Action to enforce a Claim for indemnity will be stayed or dismissed for failure to join one or more indemnifying parties or to permit an indemnifying party to cross-claim against another indemnifying party, nor will the failure to join as indemnifying party be deemed grounds for preventing a separate or subsequent Legal Action to enforce a Claim for indemnification against such party, each such Legal Action being deemed a separate and independent Claim for indemnification. A Legal Action to enforce a Claim for indemnity may be instituted in the Commonwealth of Massachusetts or State of Minnesota, or the jurisdiction to which each Party consents, or any other state having jurisdiction with respect thereto.

         10.3 Access to Books and Records. In the event of any claim for indemnity under Section 10.1 or 10.2, VIALOG agrees to give the Stockholders and their Representatives reasonable access to all files, documents, instruments, papers, books and records relating to the Company or the Stockholders, and to all employees of the Company in connection with the matters for which indemnification is sought to the extent the Stockholders reasonably deem necessary in connection with their rights and obligations under this Article 10.

         10.4 Exclusivity. After the Effective Time, to the extent permitted by Law, the indemnities set forth in this Article 10 shall be the exclusive remedies of the VIALOG Indemnified Parties and the Company Indemnified Parties for any misrepresentation, breach of warranty or nonfulfillment or failure to be performed of any covenant or agreement contained in this Agreement, and the parties shall not be entitled to any further indemnification rights or claims of any nature whatsoever in respect thereof or right of rescission, all of which the parties hereto hereby waive; except, in both instances, for (i) claims based upon fraud or willful or reckless misconduct or (ii) claims for specific performance, injunctive relief or other equitable remedies.


                                     ARTICLE
                                       11
                               GENERAL PROVISIONS


         11.1 Effectiveness of Representations; Etc.

         (a) Regardless of any investigation made by or on behalf of any other party hereto, any Person Controlling such party or any of their respective Representatives whether prior to or after the execution and consummation of this Agreement, the representations, warranties, covenants and agreements contained in Article 3, Article 4 and Article 5 will survive the Merger and remain operative and in full force and effect as follows:

                  (i) Section 3.11, Section 3.12, Section 3.21, Section 3.23, Section 3.25, Section 5.7 and Section 5.9 until sixty (60) days after the applicable statute of limitations, as the same may be extended from time to time, has terminated and Section 3.1 until expiration of the last time period set forth in this Section 11.1(a)(i);

                  (ii) Section 3.15, Section 4.2, Section 5.1, Section 5.2 and Section 5.3 for six years following the Merger Closing; and

                  (iii)    all other  Sections,  one year  following  the Merger
                           Closing.

         (b) Except as set forth in Section 8.2 and as limited by Section 11.1(a) hereof, the representations, warranties, covenants and agreements of each Party will survive and remain operative and in full force and effect, regardless of any investigation made by or on behalf of any other Party, any Person Controlling any such Party or any of their respective Representatives whether such investigation was prior to or after the execution and consummation of this Agreement.

         11.2 Notices. All notices and other communications given or made pursuant to this Agreement will be in writing and will be deemed to have been duly given or made as of the date delivered or transmitted, and will be effective upon receipt, if delivered personally, mailed by certified mail (postage prepaid, return receipt requested) to the Parties at the following addresses or sent by electronic transmission to the fax number specified below:

         (a) If to VIALOG or VIALOG Merger Subsidiary:

                               VIALOG Corporation
                               Attention: Glenn Bolduc, President
                               Ten New England Business Center
                               Suite 302
                               Andover, MA  01810

         with a copy to:

                               Mirick, O'Connell, DeMallie & Lougee, LLP
                               Attention:  David L. Lougee, Esq.
                               1700 BankBoston Tower
                               Worcester, MA 01608
                               Fax: (508) 791-8502

         (b) If to the Stockholders:

                               Daniel L. Barber
                               648 Hillwood Drive
                               Shakopee, MN 55379

                               Robert M. Kalla
                               4955 86th Street
                               Chaska, MN 55318

                               with a copy to:

                               Briggs and Morgan P.A.
                               Attention:  Michael J. Grimes, Esq.
                               2400 IDS Center
                               80 South 8th Street
                               Minneapolis, Minnesota  55402
                               Fax:  (612) 334-8650

         Any address for notice as hereinabove provided may be changed by the party or person for whom the change is made by giving notice of said change in the manner provided in this Section.

         11.3 Headings The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning and interpretation of this Agreement.

         11.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner Adverse to any Party. Upon such determination that any term or other provisions is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

         11.5 Entire Agreement. This Agreement (together with the Disclosure Schedule, the Supplement, the Confidentiality Agreement and the other Collateral Documents delivered in connection herewith), constitutes the entire agreement of the Parties and supersedes all prior agreements (other than the Confidentiality Agreement) and undertakings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof.

         11.6 Assignment. This Agreement may not be assigned by operation of law or otherwise and any purported assignment will be null and void, provided that VIALOG may cause a wholly owned Subsidiary of VIALOG to be substituted for VIALOG or VIALOG Merger Subsidiary as the party to the Merger and may, in addition, assign the other rights, but not its obligations, including, without limitation, its obligation for payment of the Merger Consideration, under this Agreement to such Subsidiary.

         11.7 Parties in Interest. This Agreement will be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied (other than the provisions of Section 6.7, which provisions are intended to benefit and may be enforced by the beneficiaries thereof), is intended to or will confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         11.8 Governing Law. Except to the extent that Delaware Law may be applicable to the Merger, this Agreement will be governed by, and construed in accordance with, the substantive laws of the State of Delaware governing contracts made and to be performed in such jurisdiction, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

         11.9 Enforcement of the Agreement. Each Party recognizes and agrees that each other Party's remedy at law for any breach of the provisions of this Agreement would be inadequate and agrees that for breach of such provisions, such Party will, in addition to such other remedies as may be available to it at law or in equity or as provided in this Agreement, be entitled to seek injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by Applicable Law. Nothing herein contained will be construed as prohibiting a Party from pursuing any other remedies available to such Party for any breach or threatened breach hereof or failure to take or refrain from any action as required hereunder to consummate the Merger and carry out the Transactions.

         11.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

         11.11 Supplementation of Schedules. Any Party hereto may elect to deliver a supplement (a "Supplement") to one or more of the Disclosure Schedules, contemplated by this Agreement and previously delivered to the other Parties in accordance with the procedures set forth in this Section 11.11 as follows:

         (a) prior to the Effective Date any and all Supplements must be in writing and must be delivered to the other Parties hereto before the date that is two (2) days prior to the scheduled Effective Date (such date of delivery, the "Delivery Date"). The other Parties hereto shall be given the opportunity during the two (2) business days following the Delivery Date to consider a proposed Supplement, and if such Parties do not object to the contents thereof within such period the Schedules in question will be deemed amended by the Supplement. If the other Party or Parties object to a proposed Supplement, the sole remedy of such objecting Party or Parties shall be the termination of this Agreement in accordance with Section 8 hereof; and

         (b) any and all Supplements within two (2) days prior to the Effective Date and thereafter must be in writing and delivered to the other Parties pursuant to Section 11.2 hereof and will only be deemed to amend a Schedule with the written consent of the other parties.


                                     ARTICLE
                                       12
                                   DEFINITIONS


         As used in this Agreement, unless the context otherwise requires, the following terms (or any variant in the form thereof) have the following respective meanings. Terms defined in the singular will have a comparable meaning when used in the plural, and vice versa, and the reference to any gender will be deemed to include all genders. Any reference to any statutory or regulatory provision will be deemed to be a reference to any successor statutory or regulatory provision. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided in this Agreement will have such meanings when used in the Disclosure Schedule and each Collateral
Document, notice, certificate, communication, opinion, or other document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto.

         Accountants means KPMG Peat Marwick, LLP.

         Adverse, Adversely, when used alone or in conjunction with other terms (including without limitation "Affect," "Change" and "Effect") means, with respect to the Company, VIALOG or VIALOG Merger Subsidiary, as the case may be, any Event which could reasonably be expected to (a) adversely affect the validity or enforceability of this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, or (b) adversely affect the business, operations, management, properties or the condition, (financial or other), or results of operation of the Company as a whole, VIALOG or VIALOG Merger Subsidiary, as they case may be, or (c) impair the Company's or VIALOG's or VIALOG Merger Subsidiary's ability to fulfill its obligations under the terms of this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, or (d) adversely affect the aggregate rights and remedies of VIALOG or the Company under this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, in all cases, unless otherwise specifically set forth, in a material respect or manner or to a material degree. Adverse or Adversely shall not contemplate a change in business conditions or the effect of changes in the telecommunications industry.

         Affiliate or Affiliated means, with respect to any Person, (a) any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, (b) any other Person of which such Person at the time owns, or has the right to acquire, directly or indirectly, twenty percent (20%) or more of any class of the capital stock or beneficial interest, (c) any other Person which at the time owns, or has the right to acquire, directly or indirectly, twenty percent (20%) or more of any class of the capital stock or beneficial interest of such Person, (d) any executive officer or director of such Person, (e) with respect to any partnership, joint venture or similar Entity, any general partner thereof, and
(f) when used with respect to an individual, will include any member of such individual's immediate family or a family trust.

         Aggregate Equity means such number of shares of Company Stock as shall equal the aggregate of (a) the Shares, and (b) all shares of Company Stock otherwise issuable based upon the affirmative election to exercise or convert outstanding Option Securities and/or Convertible Securities pursuant to Section 2.4.

         Aggregate  Merger  Consideration  will have the meaning  given to it in
Section 2.1(a).

         Agreement means this Agreement as originally in effect, including unless the context otherwise specifically requires, all schedules, including the Disclosure Schedule and exhibits to this Agreement, and as the same may from time to time be supplemented, amended, modified or restated in the manner herein or therein provided.

         Applicable Law means any Law of any Authority, whether domestic or foreign, including without limitation all federal and state securities laws and Environmental Laws, to or by which a Person or to any of its business or operations is subject or any of its property or assets is bound.

         Authority means any governmental or quasi-governmental authority, whether administrative, executive, judicial, legislative or other, or any
combination   thereof,   including
without limitation any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, authority, board, body, branch, bureau, central bank or comparable agency or Entity, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other Entity of any of the foregoing, whether domestic or foreign.

         BCA will have the meaning given to it in the Preamble.

         Benefit Arrangement means any material benefit arrangement that is not a Plan, including (a) any employment or consulting agreement, (b) any arrangement providing for insurance coverage or workers' compensation benefits,
(c) any incentive bonus or deferred bonus arrangement, (d) any arrangement providing termination allowance, severance or similar benefits, (e) any equity compensation plan, (f) any deferred compensation plan and (g) any compensation policy and practice.

         Certificate will have the meaning given to it in Section 2.1(a).

         Claims means any and all Tax Claims, debts, liabilities, obligations, losses, damages, deficiencies, assessments and penalties, together with all Legal Actions, pending or threatened, claims and judgments of whatever kind and nature relating thereto, and all reasonable fees, costs, expenses and disbursements (including without limitation attorneys' fees, costs and expenses) relating to any of the foregoing.

         COBRA means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA.

         Code will have the meaning given to it in the Preamble.

         Collateral Document means any agreement, instrument, certificate, opinion, memorandum, schedule or other document delivered by a Party or a Stockholder pursuant to this Agreement or in connection with the Merger and the Transactions. For purposes of the representations, warranties, covenants and agreements of the Company and the Stockholders, on the one hand, or VIALOG and VIALOG Merger Subsidiary on the other, under this Agreement and with respect to opinions to be delivered pursuant to this Agreement, except to the extent of a Party's actual knowledge, the Company and the Stockholders or VIALOG and VIALOG Merger Subsidiary, as the case may be, assume no responsibility for the authority of or genuineness of signatures relating to the others as counterparts or their representations, warranties, covenants and agreements.

         Company will have the meaning given to it in the Preamble.

         Company  Indemnified  Parties  will  have  the  meaning  given to it in
Section 10.1(b).

         Company's knowledge (including the term "to the knowledge of the Company") means the knowledge, information or belief of any Company director, executive officer or the

Stockholders; and that such director, executive officer or Stockholders, after reasonable investigation, will have reason to believe and will believe that the subject representation or warranty is true and accurate as stated.

         Company Stock will have the meaning given to it in Section 2.1(a).

         Confidentiality Letter will have the meaning given to it in Section 6.1(c).

         Contract or Contractual Obligation means any term, condition, provision, representation, warranty, agreement, covenant, undertaking, commitment, indemnity or other obligation set forth in the Organizational Documents of the obligee or which is outstanding or existing under any instrument, contract, lease or other contractual undertaking (including without limitation any instrument relating to or evidencing any Indebtedness) to which the obligee is a party or by which it or any of its business is subject or property or assets is bound.

         Control (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, or the disposition of such Person's assets or properties, whether through the ownership of stock, equity or other ownership, by contract, arrangement or understanding, or as trustee or executor, by contract or credit arrangement or otherwise.

         Convertible Securities means any evidences of indebtedness, shares of capital stock (other than common stock) or other securities directly or indirectly convertible into or exchangeable for Shares, whether or not the right to convert or exchange thereunder is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or existence or non-existence of some other Event, or both.

         DBCL will have the meaning given to it in the Preamble.

         Disclosure Schedule shall mean (i) the schedule prepared and delivered by the Company or the Stockholders to VIALOG and the VIALOG Merger Subsidiary or by VIALOG and the VIALOG Merger Subsidiary to the Company or the Stockholders and dated as of the date hereof, and (ii) the Supplement (if accepted, as described in Section 11.11 below), both of which set forth the exceptions to the representations and warranties contained herein and certain other information called for by this Agreement. Unless otherwise specified each referenced in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Disclosure Schedule. As provided in Section 11.11 hereof, no later than two (2) full calendar days prior to the scheduled date of Closing, VIALOG, VIALOG Merger Subsidiary, the Company and the Stockholders may deliver a Supplement to the Disclosure Schedule so delivered, and if, and only if, such Supplement is accepted by the other Party as provided in such Section 11.11, the phrase the "Disclosure Schedule" shall be deemed to refer to the initial Disclosure Schedule, as so supplemented.

         Distribution means, with respect to the Company: (a) the declaration or payment of any dividend (except dividends payable in common stock of the Company) on or in respect of any shares of any class of capital stock of the Company, (b) the purchase, redemption or other retirement of any shares of any class of capital stock of the Company, and (c) any other distribution on or in respect of any shares of any class of capital stock of the Company.

         Effective Date means the effective date of the Registration Statement and commencement of the Public Offering.

         Effective Time will have the meaning given to it in Section 1.4.

         Employment Arrangement means, with respect to any Person, any employment, consulting, retainer, severance or similar contract, agreement, plan, arrangement or policy (exclusive of any which is terminable within thirty
(30) days without liability, penalty or payment of any kind by such Person or any Affiliate), or providing for severance, termination payments, insurance coverage (including any self-insured arrangements), workers compensation, disability benefits, life, health, medical dental or hospitalization benefits, supplemental unemployment benefits, vacation or sick leave benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock purchase or appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits, or any collective bargaining or other labor agreement, whether or not any of the foregoing is subject to the provisions of ERISA.

         Entity means any corporation, firm, unincorporated organization, association, partnership, limited liability company, trust (inter vivos or testamentary), estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any Authority.

         Environmental Law means any Law relating to or otherwise imposing liability or standards of conduct concerning pollution or protection of the environment or occupational health and safety, including without limitation Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials or other pollutants, contaminants, chemicals, noises, odors or industrial, toxic or hazardous substances, materials or wastes, whether as matter or energy, into the environment (including, without limitation, ambient air, surface water, ground water, mining or reclamation or mined land, land surface or subsurface strata) or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances, materials or wastes. Environmental Laws includes the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.
Section 2601 et seq.), the Occupational Safety and Health Act of 1970 (29 U.S.C.
Section 651 et seq.), the Federal Insecticide Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Surface

Mining Control and Reclamation Act of 1977 (30 U.S.C. Section 1201 et seq.), and any analogous future federal, or present or future state, local or foreign, Laws, and the rules and regulations promulgated thereunder all as from time to time in effect, and any reference to any statutory or regulatory provision will be deemed to be a reference to any successor statutory or regulatory provision.

         Environmental Permit means any Governmental Authorization required by or pursuant to any Environmental Law.

         Environmental Requirements means all applicable present and future Governmental Authorizations, Private Authorizations or other requirements (including without limitation those pertaining to reporting, licensing and permitting) relating to or required by or pursuant to any Environmental Law, including without limitation all requirements pertaining or relating to:

         (a) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or the remediation, emission, discharge or release into the air, surface water, groundwater or land of, Hazardous Materials;

         (b) the protection of the health and safety of employees or the public;

         (c)      the reclamation or restoration of land; and

         (d)      the ownership or operation of underground storage tanks.

         ERISA means the Employee Retirement Security Act of 1974, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision will be deemed to be a reference to any successor statutory or regulatory provision.

         ERISA Affiliate means any Person that is treated as a single employer with the Company or any of its Subsidiaries under Sections 414(b), (c), (m) or
(o) of the Code or Section 4001(b)(1) of ERISA.

         Event means the occurrence or existence of any act, action, activity, circumstance, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

         Exchange  Merger  Consideration  will have the  meaning  given to it in
Section 2.1(a).

         Financial  Statements  will  have the  meaning  given to it in  Section
3.2(a).

         GAAP means generally accepted accounting principles as in effect from time to time in the United States of America.

         Governmental Authorizations means all approvals, concessions, consents, franchises, licenses, permits, plans, registrations and other authorizations of each applicable Authority.

         Governmental Filings means all filings, including franchise and similar Tax filings, and the payment of all fees, assessments, interest and penalties associated with such filings, with each applicable Authority.

         Guaranty or Guaranteed means any agreement, undertaking or arrangement by which the Company or any of its Subsidiaries, VIALOG or VIALOG Merger Subsidiary, as the case may be, guarantees, endorses or otherwise becomes or is liable, directly or indirectly, upon any Indebtedness of any other Person including without limitation the payment of amounts drawn down by beneficiaries of letters of credit (other than by endorsements of negotiable instruments for deposit or collection in the ordinary course of business). The amount of the obligor's obligation under any Guaranty will be deemed to be the outstanding amount (or maximum permitted amount, if larger) of the Indebtedness directly or indirectly guaranteed thereby (subject to any limitation set forth therein).

         Hazardous  Materials means any substance (in whatever state or matter):
(a) the presence of which requires investigation or remediation under any Environmental Law; (b) that is defined as a "hazardous waste", "hazardous material" or "hazardous substance" under any Environmental Law; (c) that is toxic, explosive, corrosive, pollutive, contaminating, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any Authority; (d) that contains or consists of petroleum or petroleum products, or (e) that contains or consists of PCBs, asbestos, or urea formaldehyde foam insulation.

         Indebtedness means, with respect to the Company or VIALOG or VIALOG Merger Subsidiary, as the case may be, (a) all items, except items of capital stock or of surplus or of general contingency or deferred tax reserves or any minority interest in any Subsidiary to the extent such interest is treated as a liability with indeterminate term on the consolidated balance sheet of the Company or VIALOG, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of the Company or VIALOG or VIALOG Merger Subsidiary, (b) all obligations secured by any Lien to which any property or asset owned or held by the Company or VIALOG or any VIALOG Merger Subsidiary is subject, whether or not the obligation secured thereby will have been assumed, and (iii) to the extent not otherwise included, all Contractual Obligations of the Company or VIALOG or any VIALOG Merger Subsidiary constituting capitalized leases and all obligations of the Company or VIALOG or any VIALOG Merger Subsidiary with respect to Leases constituting part of a sale and leaseback arrangement.

         Intangible Assets means all assets and property lacking physical properties the evidence of ownership of which must customarily be maintained by independent registration, documentation, certification, recordation or other means.

         Law means any (a) administrative, judicial, legislative or other action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ of any Authority, domestic of foreign;
(b) the common law, or other legal or quasi-legal precedent; or (c) arbitrator's, mediator's or referee's award, decision, finding or recommendation; including, in each such case or instance, any interpretation, directive, guideline or request, whether or not having the force of law including, in all cases, without limitation any particular section, part or provision thereof.

         Lease means any lease of property, whether real, personal or mixed, and all amendments thereto.

         Legal Action means any litigation or legal or other actions, arbitrations, counterclaims, investigations, proceedings, requests for material information by or pursuant to the order of any Authority, or suits, at law or in arbitration, equity or admiralty commenced by any Person, whether or not purported to be brought on behalf of a party hereto affecting such party or any of such party's business, property or assets.

         Lien means any of the following: mortgage, lien (statutory or other); preference, priority or other security agreement, arrangement or interest;
hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, variance, reservation or limitation, right of way, zoning restriction, building to use restriction, and the like); conditional sale, title retention or other similar agreement, arrangement, device or restriction; preemptive or similar right; any financing lease involving substantially the same economic effect as any of the foregoing; the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction; restriction on sale, transfer, assignment, disposition or other alienation; or any option, equity, claim or right of or obligation to, any other Person, of whatever kind and character.

         Margin Rules means Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, 12 C.F.R., parts 207, 220, 221 and 224, as now in effect.

         Material or Materiality for the purposes of this Agreement, will, unless specifically stated to the contrary, be determined without regard to the fact that various provisions of this Agreement set forth specific dollar amounts.

         Material Agreement or Material Commitment means, with respect to the Company or VIALOG or VIALOG Merger Subsidiary any Contractual Obligation which
(a) was not entered into in the ordinary course of business, (b) was entered into in the ordinary course of business which (i) involves the purchase, sale or lease of goods or materials or performance of services aggregating more than Twenty-Five Thousand Dollars ($25,000), (ii) extends for more than three (3) months, or (iii) is not terminable on thirty (30) days or less notice without penalty or other payment, (c) involves Indebtedness for money borrowed in excess of One Hundred Thousand Dollars ($100,000), (d) is or otherwise constitutes a written agency, dealer, license, distributorship, sales representative or similar written agreement, or (e) would account for more than five percent (5%) of purchases or sales projected to be made by the Company for the year ended December 31, 1997.

         Merger will have the meaning given to it in the Preamble.

         Merger Closing will have the meaning given to it in Section 1.3.

         Merger Closing Date means the date on which the Merger is closed.

         Merger  Consideration  will  have the  meaning  given to it in  Section
2.1(a).

         Minnesota Telephone Act means Minnesota Statute ss.237.16, ss.237.23, ss.237.58, ss.237.59 and ss.237.60 and related rules.

         Multiemployer  Plan means a "multiemployer  plan" within the meaning of
Section 4001(a)3 of ERISA.

         Option Securities means all rights, options and warrants, all calls or commitments evidencing the right, to subscribe for, purchase or otherwise acquire Shares of Convertible Securities, whether or not the right to subscribe for, purchase or otherwise acquire is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or the existence or non-existence of some other Event.

         Organizational Documents means, with respect to a Person which is a corporation, its charter, its by-laws, and all Stockholder agreements, voting trusts and similar arrangements applicable to any of its capital stock, and, with respect to a Person which is a partnership, its agreement and certificate of partnership, any agreement among partners, and any management and similar agreements between the partnership and any general partners (or any Affiliate thereof).

         Other Transaction means a transaction or series of related transactions (other than the Merger) resulting in (a) any change in control of the Company,
(b) any merger or consolidation of the Company, regardless of whether the Company is the surviving Entity, (c) any tender offer or exchange offer for, or any acquisition of, any securities of the Company, or (d) any sale or other disposition of assets of the Company not otherwise permitted under Section 3.18.

         Party means any natural individual or any Entity.

         PBGC means the Pension Benefit Guaranty Corporation and any Entity succeeding to any or all of its functions under ERISA.

         Person means any natural individual or any Entity.

         Plan means any "employee benefit plan" as defined in Section 3(3) of ERISA (whether or not terminated) which is (or was in the case of a frozen or terminated plan) maintained by the

Company or any Subsidiary or VIALOG or VIALOG Merger Subsidiary, and with respect to which the Company, such Subsidiary or VIALOG or VIALOG Merger Subsidiary or, in the case of any such plan subject to Title IV of ERISA, an ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA, other than a Multiemployer Plan.

         Private Authorizations means all approvals, concessions, consents, franchises, licenses, permits, and other authorizations of all Persons (other than Authorities) including without limitation those with respect to patents, trademarks, service marks, trade names, copyrights, computer software programs, technology and know-how.

         Prospectus means the form of prospectus first filed by VIALOG in the Registration Statement, any preliminary prospectus and the prospectus filed pursuant to Rule 424(b) under the Securities Act and any supplements or amendments thereto filed with the SEC prior to the termination of the Public Offering.

         Public Offering will have the meaning given to it in the Preamble.

         Public Offering Closing Date means the date on which the Public Offering is closed.

         Registration Statement means the registration statement (including the Prospectus, exhibits, financial statements and schedules included therein), and all amendments thereof (including post-effective amendments and any registration statement filed under Rule 462(b) with respect to the Public Offering), filed under the Securities Act registering the shares of VIALOG Stock to be sold in the Public Offering in accordance with the terms and conditions of the Underwriting Agreement.

         Representatives of a Party means the officers, directors, employees, accountants, counsel, financial advisors, consultants, underwriters and other representatives of such Party.

         SEC means the Securities and Exchange Commission of the United States or any successor Authority.

         Securities Act means the Securities Act of 1933, and the rules and regulations of the Commission thereunder, all as from time to time in effect, or any successor law, rules or regulations.

         Shares will have the meaning given to it in Section 2.1(a).

         Special Meeting will have the meaning given to it in Section 1.2.

         Stockholders means Daniel L. Barber and Robert M. Kalla and all other Persons entitled to Merger Consideration pursuant to Sections 2.1(a).

         Subsidiary means, with respect to a Person, any Entity a majority of the capital stock ordinarily entitled to vote for the election of directors of which, or if no such voting stock is outstanding, a majority of the equity interests of which, is owned directly or indirectly, legally or beneficially, by such Person or any other Person controlled by such Person.

         Supplement will have the meaning given to it in Section 11.11.

         Surviving Corporation will have the meaning given to it in Section 1.1.

         Tax (and "Taxable", which means subject to Tax), means with respect to the Company or VIALOG or any VIALOG Merger Subsidiary, (a) all taxes (domestic or foreign), including without limitation any income (net, gross or other including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by the Company or VIALOG or any VIALOG Merger Subsidiary, payroll, employment, unemployment, social security, excise severance, stamp, occupation, premium, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, addition to tax or additional amount imposed by any Taxing Authority, (b) any joint or several liability of the Company or VIALOG or any VIALOG Merger Subsidiary with any other Person for the payment of any amounts of the type described in (a), and (c) any liability of the Company or VIALOG or any VIALOG Merger Subsidiary for the payment of any amounts of the type described in (a) as a result of any express or implied obligation to indemnify any other Person.

         Tax Claim means any Claim which relates to Taxes, including without limitation the representations and warranties set forth in Section 3.11.

         Tax Return or Returns means all returns, consolidated or otherwise (including without limitation information returns), required to be filed with any Authority with respect to Taxes.

         Taxing Authority means any Authority responsible for the imposition of any Tax.

         Termination Date means (a) September 30, 1998, or (b) such date after September 30, 1998 as to which the parties agree.

         Transactions  means  the  other   transactions   contemplated  by  this
Agreement or the Merger or by any Collateral Document executed or required to be executed in connection herewith or therewith.

         Transmittal Documents will have the meaning given to it in Section 2.2(b).

         Underwriter means the lead underwriters and any other Person who executes the Underwriting Agreement as an underwriter of VIALOG Stock in the Public Offering.

         Underwriting Agreement means the firm commitment underwriting agreement between VIALOG and the Underwriter to be filed as an exhibit to the Registration Statement and to be executed on or about the Effective Date.

         IN WITNESS WHEREOF, VIALOG, VIALOG Merger Subsidiary, the Company and the Stockholders have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                       VIALOG CORPORATION


                                       By: /s/ Glenn D. Bolduc
                                           ----------------------------
                                             Name: Glenn D. Bolduc
                                              Title:   President


                                       ABC ACQUISITION CORPORATION

                                       By: /s/ Glenn D. Bolduc
                                           ----------------------------
                                             Name:  Glenn D. Bolduc
                                             Title:    President


                                       A BUSINESS CONFERENCE
                                       CALL, INC.

                                       By: /s/ Robert M. Kalla
                                           ----------------------------
                                             Name:  Robert M. Kalla
                                             Title:    President


                                       PRINCIPAL STOCKHOLDER:

                                              /s/ Daniel L. Barber
                                           ----------------------------
                                       Name:  Daniel L. Barber

                                              /s/ Robert M. Kalla
                                           ----------------------------
                                       Name:  Robert M. Kalla

         THE FOLLOWING IS AN INDEX OF INFORMATION PROVIDED IN THE DISCLOSURE SCHEDULES AND EXHIBITS OF THE AGREEMENT AND PLAN OF REORGANIZATION BY AND AMONG VIALOG CORPORATION, ABC ACQUISITION CORPORATION, A BUSINESS CONFERENCE CALL, INC. AND DANIEL l. BARBER AND ROBERT M. KALLA DATED AS OF MAY 23, 1998. FURTHER INFORMATION WILL BE FURNISHED UPON REQUEST.

Schedule 3.1(a)               Foreign Jurisdictions In Which Qualified To Do Business
Schedule 3.1(b)               Governmental Authorizations and Private Authorizations
Schedule 3.1(c)               Noncontravention
Schedule 3.2(a)               Financial and Other Information
Schedule 3.2(b)               Capital Stock or Equity in Another Entity
Schedule 3.3                  Changes in Condition
Schedule 3.4                  Liabilities
Schedule 3.5(a)               Title to Properties; Leases
Schedule 3.5(b)               Leased Property
Schedule 3.5(c)               Title to Properties
Schedule 3.6                  Compliance With Private Authorization
Schedule 3.7(a)               Compliance with Governmental Authorizations and Applicable Law
Schedule 3.7(b)               Governmental Authorizations Not Obtained
Schedule 3.8(a)               Intangible Assets and Governmental Authorizations Business is Dependent Upon
Schedule 3.8(b)               List of Governmental Authorizations and Intangible Assets
Schedule 3.9                  Related Transactions
Schedule 3.10(a)              Insurance
Schedule 3.11(a)              Tax Matters
Schedule 3.11(d)              Past or Pending Audits
Schedule 3.11(e)              Tax Agreements
Schedule 3.12(a)              Benefit Plans and Arrangements
Schedule 3.12(c)              Funding and Service Liability of Employment Arrangements
Schedule 3.15(a)              Authorized and Outstanding Capital Stock
Schedule 3.15(b)              Stock Ownership and Liens Thereto
Schedule 3.16(a)              Employment Arrangements
Schedule 3.16(b)              Employment Arrangements As Result of Agreement
Schedule 3.16(c)              Labor Conflicts
Schedule 3.17(a)              Material Agreements
Schedule 3.17(b)              Material Agreement Unable to Provide Operating Profit
Schedule 3.18                 Ordinary Course of Business Since December 31, 1997
Schedule 3.20                 Adverse Restrictions
Schedule 3.22                 Personal Injury or Property Damage; Warranty Claims; Etc.
Schedule 3.23(a)              Environmental Matters
Schedule 3.23(b)              Hazardous Spills/Placement
Schedule 3.23(c)              Above Ground or Under Ground Tanks
Schedule 3.23(e)              Hazardous Materials
Schedule 3.23(f)              Hazardous Materials and Transport Of
Schedule 3.23(g)              Environmental Investigations
Schedule 3.31                 Predecessor Status; Etc.
Schedule 4.2                  Liens to Title to Shares
Schedule 4.3                  No Conflict; Required Filings and Consents
Schedule 5.7                  Capitalization and Fraudulent Conveyance
Schedule 6.5(b)               Conduct of Business
Schedule 6.17                 Distributions; Liabilities; Etc.
Schedule 6.19                 Preliminary Reimbursement Amount and Initial Tax Gross-Up
Schedule 7.2(q)               Related Transactions Continuing After Effective Time
Schedule 7.2(t)               Individuals Executing Employment Arrangements

Exhibit 1.3                   Form of Escrow Agreement
Exhibit 1.6                   Form of Articles of Incorporation of Surviving Corporation
Exhibit 1.7                   Form of By-Laws of Surviving Corporation
Exhibit 2.4                   Form of Incentive Stock Option Agreement
Exhibit 6.2(c)                Form of Key Employee Noncompetition and Confidentiality Agreement
Exhibit 7.2(b)                Form of Briggs and Morgan Legal Opion
Exhibit 7.2(n)                Form of Limited Release
Exhibit 7.2(s)                Form of Executive Employment Agreement
Exhibit 7.2(t)                Form of Employee Employment Agreement
Exhibit 7.3(b)                Form of Mirick, O'Connell, DeMallie & Lougee LLP Legal Opinion